As filed with the Securities and Exchange Commission on Registration No.  333-145216

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Amendment No. 2

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Name of small business issuer in its charter)

8885 Rehco Road
San Diego, CA  92121
619-398-3517 ext. 308
(Name, address and telephone number of Registrant)

DELAWARE	3841	33-0824714
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

David Koos
Bio-Matrix Scientific Group, Inc.
8885 Rehco Road
San Diego, CA  92121
619-398-3517 ext. 308

With a copy to

William M. Aul, Esq.
Law Offices of William M. Aul
7676 Hazard Center Drive, Suite 500
San Diego, California 92108
(619-497-2555)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:As soon as practicable after this Registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3) (4)	Amount Of Registration Fee
Common stock	17,195,263	(1)	$.415	$7,136,034	$219.08
Total	17,195,263			$7,136,034	$219.08

(1)  Of the shares of common stock being registered hereby, 11,212,384 of the shares included herein are being distributed to the beneficiaries of the BMXP Holdings, Inc. and Shareholders Business Trust (“BMXP Trust”), a Nevada business trust, 5,982,879of the shares included herein will be sold by Selling Shareholders.

(2)  The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.  For the purposes of this table, we have used the average of the closing bid and asked prices as of July 16, 2007.  No assurance can be given that the shares offered hereby may be sold at this, or any, price.

(3)  The beneficiaries of the BMXP Trust will not be charged or assessed for Bio Matrix Scientific Group, Inc. Common Stock, and Bio Matrix Scientific Group, Inc. will receive no consideration for the distribution of the foregoing shares in the spin-off.  Bio Matrix Scientific Group, Inc. will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.

(4)   Estimated in accordance with Rule 457(c) solely for the purpose of calculating registration fee.

EXPLANATORY NOTE:This Second Amendment to Form SB-2 is being filed solely to (a) include Exhibits 5.1, 23.1, and 23.2, which were unintentionally omitted from the previous filing, January 14, 2008 and (b) correct a typographical error in our Balance Sheet dated September 30, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT

THIS PAGE WAS INTENTIONALLY LEFT BLANK

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

Bio-Matrix Scientific Group, Inc.

17,195,263 SHARES OF COMMON STOCK

$____ per share

This prospectus relates to the sale of an aggregate of 17,195,263 shares of the common stock of Bio-Matrix Scientific Group, Inc. by certain selling shareholders.  We will not receive any proceeds from the sale of the shares by any of the selling shareholders and we will pay all costs for the registration of these shares.

Of the 17,195,263 shares, 11,212,384 shares are being sold by BMXP Holdings, Inc. Shareholders Business Trust (the “BMXP Trust”) and another 5,982,879 shares are being sold by 22 other selling shareholders.

Our common stock currently trades on the Over the Counter Bulletin Board under the symbol “BMSN.”

On January 11, 2008, the last reported sale price for our common stock on the OTC Bulletin Board was $ .18 per share.

A copy of this prospectus is being mailed to each beneficiary of the BMXP Trust together with a certificate representing the number of Shares to which each beneficiary is entitled. No underwriter or person has been or will be engaged in connection with the sale of the shares.

Investing in our Common Stock involves significant risks. See “Risk Factors” on page 9 for a description of certain factors that you should carefully consider before purchasing the shares offered by this prospectus.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________.

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Unless the context indicates otherwise, all references in this prospectus to “we,” “us,” and “our” and “BMSN” refer to Bio-Matrix Scientific Group, Inc.

SUMMARY INFORMATION

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus.  At various places in this Prospectus, we may make reference to ”BMSN,” the "company," "us" or "we."  When we use those terms, unless the context otherwise requires, we mean Bio-Matrix Scientific Group, Inc. and its subsidiaries.

About  Bio-Matrix Scientific Group, Inc.

We are a development stage company and we do not have any revenues or any history of generating significant revenues.

We were incorporated as Tasco International, Inc. in Delaware on October 6, 1998.  From October 6, 1998 to June 3, 2006 our activities were limited to capital formation, organization, and development of our business plan to provide production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.

On July 3, 2006 we abandoned its efforts in the field of digital media production when we acquired 100% of the share capital of Bio-Matrix Scientific Group, Inc. (“BMSG”), a Nevada corporation, from BMXP Holdings, Inc., a Delaware corporation for the sum of 10,000,000 shares of our common stock.   On August 1, 2006, we announced the company was changing its name to Bio-Matrix Scientific Group Inc., in keeping with the company’s current business model and the plans that the Company has made as described below.   To that end, we subsequently amended our Articles of Incorporation to change our name to Bio-Matrix Scientific Group, Inc.

BMSG is a development stage company in the business of designing, developing, and marketing medical devices, specifically disposable instruments used in stem cell extraction and tissue transfer procedures and operating cryogenic cellular storage facilities, specifically stem cell banking facilities.  BMSG is the Company’s only subsidiary and operating entity at this time.

If we are to gain the ability to undertake operations, we will need to secure a license from the State of California and achieve registration with the U.S. Food and Drug Administration.  This requires that our facility  meet inspection requirements established by the California Department of Public Health, Laboratory Field Services with a favorable inspection report   On November 1, 2007and as a result of the inspection, we were granted a Biologics license (“License”) from the Department of Health Services of the State of California. This License permits our current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage ,on November 13, 2007, we entered into an agreement with Dr. Joao L. Ascensao, M.D., Ph.D., F.A.C.P. whereby Dr. Ascensao, as an independent contractor and not as an employee, has agreed to act as our Medical Director, and on December 22, 2007 we initiated the process of registering with the United States Food and Drug Administration  (“FDA”) pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”.  As of the date of this prospectus, we intend to apply for a Tissue Bank License(the “State License”)from the Department of Health Services of the State of California in order that we may accept adipose and other tissue specimens for short and long term  We are not able to predict, with any precision, the date and time frame for the inspection or whether we will be successful in obtaining the State License.

If we can raise the additional capital that will allow us to implement our business plan,  we plan to market and sell our planned products and services.  However, we cannot assure that we will be successful in achieving these objectives or, if we do achieve them, that we can achieve them in a time frame that is reasonable in light of our circumstances.

The Offering

A total of 17,195,263 shares of our Common Stock are being distributed by selling shareholders. Of the 17,195,263 shares, 11,212,384 shares are being sold by BMXP Holdings Shareholders Business Trust  (the “BMXP Trust”) and another 5,982,879 shares are being sold by 22 other selling shareholders.

However, under Section 16(a) of the Securities Exchange Act of 1934, Dr. David Koos and Brian Pockett and certain persons (who own 10% or more owner of our common stock) are required to file electronically an initial statement of the shares of our stock that they own.  The Form 3 that they file will be filed with the U.S. Securities and Exchange Commission (SEC) at the time that we file our planned Form 8-A with the Commission (we plan to file the Form 8-A on the date at which the Registration Statement to which this Prospectus is a part, becomes effective).  The Form 3 is entitled “Initial Statement of Beneficial Ownership of Securities” will be found at the SEC’s web site at  www.sec.gov.

Thereafter, if any of these persons purchase or sell any of our shares, they will be required to file a Form 4 electronically with the SEC on or before the end of the second day on which they acquire or sell our shares.  The Form 4 can also be found at the SEC’s web site.  The Form 4 is entitled “Statement of Changes in Beneficial Ownership of Securities” and this Form will show the date and amount of our shares that were purchased by any of these persons.

And, under Section 16(b) of the Securities Exchange Act of 1934, if any of these persons purchase and sell any of our shares (whether purchased from the Company through this offering or previously or in the open market and later sell shares (or sell and later purchase), each of these persons may if such transactions are undertaken within less than 180 days, become liable for civil liabilities under Section 16(b) and the disgorgement of any difference between the price at which they purchased they purchased the shares and the price at which the shares were sold.

Further, if any of these persons purchase the shares registered in this offering they will also be subject to certain limitations on the amount of that they can re-sell in any 90-day period under Rule 144(e) of the Securities Act of 1933.

Finally, in the case of selling stockholders, Rules 101 and 102 of Regulation M of the Securities Exchange Act of 1934 generally prohibits our selling stockholders from purchasing, bidding, or inducing any person to purchase or bid for our shares during this offering.  Rule 104 of Regulation M further generally prohibits our selling stockholders  from undertaking actions to stabilize the market price of our common stock and this serves to limit their participation in any trading market.  Regulation M further prohibits our selling stockholders from undertaking any market-making activities with respect to our shares for a period of five business days prior to commencement of this offering and continuing thereafter until the date at which the selling stockholder has sold all of its shares in this offering.

Beneficiaries and Selling Shareholders

Beneficiaries

On July 3, 2006 BMXP Holdings, Inc. (“BMXP”) acquired 10,000,000 shares of our stock as consideration for the purchase of its wholly owned subsidiary, BMSG.

On October 11, 2006, we entered into an agreement with BMXP which was at the time our largest shareholder.  Under the agreement, we agreed to issue an additional 1,462,570 of our common shares to BMXP in full satisfaction of the amount then owing of $1,191,619 plus any accrued and unpaid interest, owed to BMXP by us.

This agreement also obligated us to register at the demand of BXPH 11,462,570 of our common shares owned by BMXP in order that those common shares may be distributed to BMXP shareholders on a pro rata basis (based on their ownership of common shares of the Company as of a Record Date to be determined by BMXP). This right may also be exercised by any entity to whom BMXP has transferred ownership of the common shares in trust for the BMXP Record Shareholders.

On May 23, 2007 BMXP transferred ownership of its 11,462,570 of our common shares to the BMXP Trust for benefit of BMXP shareholders of record as of May 23, 2007.

We have included 11,212,384 of our common shares owned by the BMXP Trust in the registration statement of which this prospectus forms a part in response to a demand by the BMXP Trust in order that  11,212,384 shares may be distributed to the beneficiaries on a pro rata basis.

Selling Shareholders

Also included in the registration statement of which this prospectus forms a part are 5,982,879 of our common shares being registered on behalf of 22 selling shareholders.  The names of these 22 selling stockholders and the number of shares that each is selling is listed in the section entitled “Selling Shareholders”

Our Address and Telephone

Our office address is at 8885 Rehco Road San Diego CA. Our telephone number is 619/398-3517 and our fax number is 619/330-2328, respectively.

SUMMARY FINANCIAL DATA

The following selected financial data should be read in conjunction with the Financial Statements, including the related notes, and Management’s Discussion and Analysis or Plan of Operations contained in this Prospectus.

Balance Sheet Data

	As of September 30, 2007	As of September 30, 2006
Total Current Assets	$55,408	$42848
Total Assets	$443,823	$412,532
Total Current Liabilities	$107,197	$1,453,055
Total Liabilities	$107,197	$1,453,055
Shareholder's Equity ( Deficit)	$336,626	$(1,040,523)

Operating Information

	For the twelve months ended September 30, 2007	For the nine months ended September 30, 2006
Revenues	$0	$0
Total Operating Expenses	$ 2,429,343	$ 2,050,882
Net Loss per common share	$0.13	$0.19
Weighted Average number of shares outstanding	18,397,245	10,960,440

The Offering

Securities Being Offered	17,195,263 shares of our common stock by selling shareholders.
Securities Issued
23,151,396 shares of our common stock are issued and outstanding as of the date of this Prospectus.  All of the 17,195,263 shares of common stock to be sold under this Prospectus will be sold by selling shareholders.

Risk Factors
Prospective Investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.  These include  risks associated with a new business enterprise, the introduction of new products, and regulatory risks are significant.

Common stock offered by Bio-Matrix Scientific Group, Inc.	0 Shares
Common stock offered by the selling stockholders	17,195,263 Shares
Common stock outstanding before the offering	23,151,396
Common Stock outstanding after the offering	23,151,396

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by any of the Selling Shareholders.

RISK FACTORS

THE COMMON SHARES OFFERED ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS IN EVALUATING US AND OUR BUSINESS BEFORE PURCHASING ANY COMMON SHARES.  OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED. AS  A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PLEASE NOTE THAT THROUGHOUT THIS PROSPECTUS, THE WORDS “WE”, “OUR” OR “US” REFER TO BIO MATRIX SCIENTIFIC GROUP, INC., AND NOT THE BENEFICIARIES OR SELLING SHAREHOLDERS. ALL REFERENCES TO “SUBSIDIARY” SHALL MEAN BIO-MATRIX SCIENTIFIC GROUP, INC., A NEVADA CORPORATION, WHICH IS A WHOLLY OWNED SUBSIDIARY OF THE COMPANY AND OUR SOLE OPERATING ENTITY.
RISKS RELATED TO THIS OFFERING:

The market price of our common stock may fluctuate significantly.

The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

·   The announcement of new technologies by us or our competitors;

·   Developments concerning new stem cell therapeutics;

·  Quarterly variations in our and our competitors’ results of operations;

·  changes in earnings estimates or recommendations by securities analysts;

·  Developments in our industry; and

· General market conditions and other factors, including factors unrelated to our own operating performance.

·  Changing regulatory exposure, laws, rules and regulations which may change.

·  Tax incentives and other changes in the tax code.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

Because our Subsidiary became public by means of a reverse Acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse acquisition.” Security analysts of major brokerage firms may not cover us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Unlike companies that become a “public company” by way of filing a registration statement to register shares of their common stock in a traditional public offering, we have little if any public disclosure regarding our company and our business. As a result, the market may have only a limited interest in our company and in our future prospects. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future or that our common stock will generate any broad market interest in our company. For these and other reasons, there may only be a limited and sporadic market for our common stock and if any market does develop, there is no guarantee that any such market will be sustained.

Trading of our common stock is limited.

Trading of our common stock is currently conducted on the OTC Bulletin Board. Trading in our stock has historically been limited and sporadic with no continuous trading market over any long or extended period of time. This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could result in a larger spread between the bid and asked prices for our common stock. Further, since our common stock is traded only on the OTC Bulletin Board , you will have only limited liquidity and you will not likely have the ability to purchase or sell our common stock in any significant quantities. This too will sharply limit interest by any potential individual and institutional investors and we do not anticipate that the trading market for our stock will improve at any time in the foreseeable future.  Further, given the lack of liquidity, you may find it impossible to use our stock as collateral for any loan or other advance of funds.

Because it is a “penny stock,” it will be more difficult for you to sell shares of our common stock.

In addition, our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market.

In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

Finally, all NASDAQ securities are exempt if NASDAQ raised its requirements for continued listing so that any issuer with less then $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the proposed increased in NASDAQ's maintenance requirements.

Since a broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.
There may be a significant number of shares of our common stock eligible for sale, which could depress the market price of our stock.

Some of our shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1 percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

The Beneficiaries and Selling Shareholders are offering 17,195,263 shares of our common stock through this Prospectus and the sale of these shares could cause the price of our common stock to decline.

As trading in our stock has historically been limited and sporadic, shares of our common stock shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this Prospectus represent approximately 73.64% of the common shares outstanding as of the date of this Prospectus.  The offering and sale of these shares may have a very severe and depressive effect on the trading market for our common stock for a protracted period of time.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

We are controlled, and in all likelihood will continue to be controlled, by current management which will restrict the ability of minority stockholders to influence our activities.

Dr. David Koos, our Chairman, Chief Executive Officer, Acting Chief Financial Officer and Corporate Secretary and Mr. Brian Pockett, Our Chief Operations Officer, Vice President and Director collectively and  beneficially own Common Shares, representing 8.28% (or 28.28% if BMXP Trust is included) of our shares outstanding as of July 30, 2007

RISKS RELATED TO OUR BUSINESS:

We currently have no revenues and will need to raise additional capital to operate our business.

To date, we have not derived any revenues from cryogenic storage of stem cells or from the development of medical devices used in live tissue transfer and stem cell research. We have limited assets and we have generated capital to implement our business strategy from outside financing. We will likely need additional financing which may not be available on favorable terms, if at all. However, changes may occur that would consume our existing capital prior to that time, including the progress of our research and development efforts, changes in governmental regulation and acquisitions of additional product candidates. If we are unable to raise additional funds in the future on acceptable terms, or at all, we may be unable to complete our plans . In addition, we could be forced to discontinue certain operations or limit our marketing plans and forego attractive business opportunities. Any additional sources of financing will likely involve the sale of our equity securities, which will likely have a significant dilutive effect on our stockholders.

We have a limited operating history, which limits the information available to you to evaluate our business

Our Subsidiary and sole operating entity is an early-stage company that was founded on August 1, 2005. To date, we have not demonstrated an ability to perform the functions necessary for the successful commercialization of (A) cryogenic storage of stem cells; and (B) the development of medical devices used in live tissue transfer and stem cell research. The successful commercialization of our planned business will require us to perform a variety of functions, including:

 · continuing to undertake development and testing;

 · participating in regulatory approval processes where required;

 · formulating new technologies for innovative approaches to meet technological challenges; and

 · Implementing strategies that allow us to exploit commercial opportunities without undue risks and uncertainties as markets and product prices change.

We can not assure you that we will be successful in achieving any of our goals to commercialize our planned products or if we do achieve these objectives, that we can do so  while also achieving and sustaining profitability  and positive cash flow.

Our accountants' audit report indicates there is substantial doubt about our ability to continue and is a concern.

Our auditor’s report dated December 19, 2007 indicates there is substantial doubt as to our ability to continue and is a concern. We do not anticipate seeking funding. In the event that we cannot generate sufficient revenue, we may be forced to cease operations. Therefore, shareholders are accepting a high probability of losing their entire investment.

We are dependent on our senior executives and the loss of any of these executives or our inability to attract and retain other key personnel could adversely affect our business.

Our success may substantially depend upon our ability to attract and retain qualified employees and upon the ability of our senior management and other key employees to implement our business strategy. We believe there are only a limited number of available, qualified executives in the business lines in which we compete. The success of our initiatives and our future performance will likely depend, in significant part, upon the continued service of our senior management team, including Dr. David Koos, our Chairman, Chief Executive Officer, President and Acting Chief Financial Officer and Brian Pockett, our Vice President and Chief Operating Officer and Director. Currently, neither of Dr. Koos or Mr. Pockett is party to a binding employment agreement with us. We do not currently maintain key man life insurance policies with respect to any of our employees.

Conflicts of Interest

Our practice is to attempt to resolve conflicts of interest in a satisfactory manner.  A conflict of interest exists where a party has an interest on both sides of a transaction .  In each instance we attempt to ensure that the terms of the transaction are fair and fully disclosed to all parties and with terms that approximate the terms of  what we believe may be representative of the terms that would likely be found in arms-length transactions.  However, we cannot assure you that we have or will resolve conflicts of interest in a satisfactory manner.

The structure of the industry in which we seek to sell our products and services may change with an adverse impact on us.

The products and services that we seek to sell are novel and the structure of the industry and the extent of the existing and potential competitors in the marketplace is not yet known. We may face competition from one or more future competitors who may possess significantly lower costs or an ability to offer competitive products and services at a significantly prices.  In this event our prices, margins, and profits (if any) will be significantly lower and we will likely incur significant and protracted losses.

The stem cell cryogenic storage industry and the live tissue transfer medical device industry are very expensive, time-consuming and difficult to implement successfully.

In order to achieve success, we will likely need to offer products and services in a highly competitive market that we can acquire with limited resources. This is an expensive and time-consuming process. Failure can occur at any stage of process, and we could encounter problems that cause us to abandon or repeat the analysis if we are either unable to complete the acquisition or the information proves the prospect to be unworthy. The commencement and completion of such analysis and testing may be delayed by several factors, including:

 · Unforeseen safety and efficacy issues;

 · Determination of equipment and personnel issues;

 · Lack of efficacy of a technology after thorough analysis;

 · Slower than expected technology implementation;

 · Competitive conditions that change the perceived conditions for proposed product and service sales and the margins that may be available from said sales; and
 · Inability to compete the process by virtue of litigation or other possible legal interference with the company, the technology or the revenue.

Our development programs depend upon third-party specialists who are outside our control.

We depend upon independent specialists, to conduct research and analysis of the technology, efficacy, and overall review of our planned products and services. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our prospects, or if their performance is substandard, flawed or the results simply do not meet expectations, our limited financial resources will be severely strained. These collaborators may also have relationships with other commercial entities, some of whom may compete with us who have significantly greater resources and likely have longer relationships with our specialists. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

We may not successfully manage our growth.

Our success will likely depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems, hire, and train a significant number of additional qualified personnel. If we are unable to manage our growth effectively, we will likely incur significantly higher costs and expenses with the likelihood of significant and protracted resulting financial losses.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to liability lawsuits.

Stem cell and medical device products and their development are inherently risk generating. The potential liabilities we could incur relate to technology and the unknown effect of stem cell therapies and could be potentially fatal to us if we did not have sufficient insurance to cover the exposure in any case or series of cases. If we cannot successfully defend ourselves against liability claims, we may incur substantial liabilities or be required to limit our future activities.

Lack of independent evaluation of business plan.

Neither the Company nor the Subsidiary has obtained any independent or third party professional evaluation of its business plan and we do not anticipate obtaining any independent evaluation of our business plan in the near future. As a result, all of our plans and strategies will be entirely dependent upon the evaluation of our existing management.

Limited financial resources.

We are a small early-stage company and we have limited financial resources. While we believe that we have some significant growth opportunities, our ability to grow will likely be constrained by our limited financial resources.  We can not assure you that we will obtain sufficient additional financing to meet our financial needs in the future or if we are able to obtain it, that it can be obtained on terms that are reasonable in light of our present circumstances.

Competition.

We face intense competition from various domestic and international stem cell and medical device manufacturers that are well-established in the marketplace. Each of these competitors will likely continue to maintain a strong position in the overall market. In addition, most of our competitors have substantially greater financial and managerial resources than we currently have or will likely have in the foreseeable future.

Concentration and lack of diversification.

Our business is primarily focused on the business and strategy of Bio-Matrix Scientific Group, Inc., a Nevada corporation, our subsidiary (“BMSG”). While we believe that our strategy is comprehensive and that our plans hold a strong potential for success, in the event that we are not able to attract additional capital at a reasonable cost basis and otherwise successfully implement our plans, any investor who acquires our common stock will lose all, or substantially all, of their investment.

General risks of investing in early-stage business.

We are an early-stage company and while we believe that we may be successful in implementing our business plan, our plan of operation is subject to ever-changing technological, competitive, and regulatory variables, uncertainties, technology trends, and other factors beyond its control. For these and other reasons, the purchase of our common shares should only be made by persons who can afford to lose their entire investment.

Risks associated with forward-looking statements.

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") although such forward-looking statements included herein will not be subject to the safe harbors for such statements under such sections.  The forward-looking statements include the plans and objectives of management for our future operations, including plans and objectives relating to our planned expansion and future economic performance.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that we will meet our business objectives and there will be no material adverse change in our operations or business or in governmental regulations affecting our suppliers or us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.  In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in the Company's business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements.  Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.  Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter its marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations.  In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that our objectives or plans will be achieved.  See "Management's Discussion and Analysis," and "Business."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements at any time and after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from this offering.  All of the shares that are the subject of this Prospectus are being offered and sold by Selling Shareholders.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Plan of Operations

We do not, at this time , plan any additional research and development on our line of planned medical instruments. We currently anticipate that we maybe successful in obtaining  certain  utility patents covering our line of planned medical instruments; however, we cannot assure you that we will obtain any such patents or, if we do obtain them, that we can successfully defend our patent claims against those that may be asserted by third parties.   To the extent that are able and depending upon the circumstances and extent of our patent rights,  we intend to enter into a subcontract arrangement with a suitable sub-contractor to produce our line of planned medical instruments.
As of September 30, 2007, we  had  $44,110 cash on hand and current liabilities of $107,197 such liabilities consisting of Accounts Payable, Notes Payable, Accrued Payroll Taxes, and Accrued Interest.
Based on our current estimated cash needs and the projections that we have made, we will require additional financing to meet our financial requirements over the next 12 months..
To the extent that circumstances allow and if we are able to implement our business plan and generate sufficient revenues at adequate sales volume and profit margin levels, we may be able to fund some or all of our financial needs through operating revenues.  To the extent that we are not able to achieve sufficient sales revenue and profit margin levels we may look to raise additional capital through one or more private placements of our common stock.  However, we have not received any commitment or expression of interest from any funding sources and we cannot assure you that any efforts to raise additional capital in any form will be successful or, if it is successful, that it can be raised on terms that are reasonable in light of our current circumstances   Over the next 12 months and if we are successful in obtaining necessary licenses (as described below), we anticipate opening our stem cell bank and marketing our disposable stem cell / tissue management instruments

On December 22, 2007 we submitted our registration to the FDA under the Public Health Service Act to satisfy the regulatory requirements involving the storage of stem cells and other tissue. These regulatory requirements apply to all establishments engaged in the recovery, processing, storage, labeling, packaging, or distribution of any Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps) or the screening or testing of a cell or tissue donor.  We have obtained our Biologics License for accepting blood for storage as a blood bank and anticipate filing for a Tissue Bank License from the Department of Health Services of the State of California in order that we may accept adipose and other tissue specimens for short and long term storage.
 .
Over the next twelve months and if we are successful in obtaining the necessary additional financing and obtaining equipment and necessary additional professional staff, we anticipate purchasing the following significant laboratory equipment:

Equipment	Estimated Cost
Laboratory information systems	$30,000
Laminar flow hoods (2 ea) 4ft	$10,000
Sepax Cell Separation Device	$50,000
Blood processing equipment	$80,000
Bar code labeling equipment	$3,000
Tube heat sealers (2 ea)	$4,000
Bench top centrifuges (2) refrigerated	$12,000
Cell Therapy Software	$30,000
Cryo Tracking Software	$28,000
Cryo Tracking Equipment	$45,000
Hematology analyzer	$25,000
Flow Cytometer	$175,000
BacTec Microbiology equipment	$20,000
Small equipment (lab set-up)	$10,000
Microscope	$5,000
CO2 Incubator	$4,000
Lab benches	$30,000
Supplies / reagents*	$100,000
Total	$661,000
* To be reordered on an annual basis
We can not assure that we will be successful in obtaining any additional financing necessary to implement our business plan.  We have  not received any commitment or expression of interest from any financing source that has given us  any assurance that we will obtain the amount of additional financing in the future that we currently anticipate.  For these and other reasons, we are not able to assure you that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

If we are able to obtain the amount of additional financing that we require, we will need to undertake the following capital expenditures:

Equipment	Estimated cost
Computer system / Lab & offices	$100,000
Medical Software	$45,000
Misc equipment	$30,000
Phone system	$30,000
Back-up generator	$50,000
Security system	$20,000
Total	$275,000
In the event that we are  successful in obtaining the amount of the additional financing that we require on acceptable terms, we currently anticipate that we  will need to add the following additional employees during the twelve month period thereafter:

Title	Estimated Annual Compensation
Director of Labs	$120,000
Director of Quality & Assurance	$75,000
Adm. Director	$75,000
Dir. Of Engineering / Production	$85,000
Lab Tech	$65,000
Lab Tech	$65,000
Customer Service Representative.	$45,000
Director of Market & Sales	$100,000
Facility Manager / Receiving & Shipping	$60,000
Support Staff	$50,000
Total	$740,000

We have not undertaken any efforts to recruit any persons to fill any of the positions shown above.  We may face protracted difficulties in recruiting individuals with sufficient experience and skills needed to fill these positions and we can not assure you  that we  will be successful in obtaining the necessary persons at the compensations levels shown above or that we will not incur significant additional expenses to attract, relocate, and retain any persons that we recruit.
These time frames and our objectives are subject to change as we review and re-evaluate market conditions and opportunities.

We do not, at this time, plan any additional research and development on our line of planned medical instruments. We are currently anticipating the granting of utility patents covering our line of medical instruments, the granting of which cannot be assured. Upon, and dependent upon, the granting of these utility patents we anticipate sourcing a manufacturing facility to produce our line of medical instruments.

Off Balance Sheet Arrangements

Except for the obligations we have to our landlord for the lease of the facility at 8885 Rehco Road, San Diego, California 92121, we are not currently a party to any Off Balance Sheet arrangements and we have no current plans to enter into any such arrangements

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is traded on the OTCBB under the symbol "BMSN". Prior to September 5, 2006 our Common Stock traded under the symbol "THII". Below is the  range of high and low bid information for our  common equity for each quarter within the last two fiscal years as reported by Commodity Systems Inc . These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
October 1, 2005 to September 30, 2006	High	Low
First Quarter	3.00	3.00
Second Quarter	3.00	1.50
Third Quarter	3.05	1.01
Fourth Quarter	3.20	1.25
October 1, 2006 to September 30, 2007
First Quarter	2.00	.36
Second Quarter	.80	.50
Third Quarter	1.20	.50
Fourth Quarter	.18	.69
October 1, 2007 to December 31, 2007
First Quarter	.25	.16

Holders and Dividends

No cash dividends have been paid on our common stock for the 2007 fiscal year and no change of this policy is under consideration by the Board of Directors. The payment of cash dividends in the future will be determined by the Board of Directors in light of conditions then existing, including our Company's earnings (if any), financial requirements, and opportunities for reinvesting earnings, business conditions, and other factors.

The number of shareholders of record of our Company's Common Stock on January 8, 2008  was 400.

DESCRIPTION OF BUSINESS

Background of Company

We were incorporated on October 6, 1998, under the laws of the State of Delaware under the name Tasco International, Inc. We have been since inception a development stage company with only minimal and sporadic revenues.

From October 6, 1998 to October 19, 1999, we were in the business of marketing and selling hand-made jewelry and art objects on the Internet. We conducted no operations past the development stage and this business did not generate any revenues.

From October 19, 1999 to July 3, 2006 we were in the business of providing production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.  This business  did not generate any significant revenues.

Acquisition of Bio Matrix Scientific Group, Inc.

On June 14, 2006, we and Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Seller”) entered into a Stock Purchase Agreement (the “Acquisition Agreement”) to acquire 100% of Bio-Matrix Scientific Group, Inc., a Nevada corporation.

Under the terms of the Acquisition Agreement and pursuant to a separate Escrow Agreement between us and the Seller, we delivered to the Escrow Agent the sum of 10,000,000 shares of our common stock and other corporate and financial records and the Seller delivered to the Escrow Agent 25,000 shares of the common stock of Bio-Matrix Scientific Group, Inc., a Nevada corporation, its wholly owned subsidiary (“BMSG”). As a part of the transaction and pursuant to the terms of the Acquisition Agreement and Stock Cancellation Agreement between the parties and John Lauring, our former Chairman and Chief Executive Officer, John Lauring, returned 10,000,000 shares owned by him for cancellation.

On June 14, 2006, our former officers and directors resigned their positions and elected Dr. David R. Koos and Mr. Brian Pockett as in-coming Directors. Following their election, the reconstituted the Board of Directors elected Dr. David R. Koos as Chief Executive Officer and President and Mr. Brian Pockett as Chief Operating Officer and Vice President on June 19, 2006.

On July 3, 2006, the Acquisition Agreement closed and we acquired twenty-five thousand (25,000) shares of common stock of BMSG from the Seller in exchange for the payment of the purchase price of 10,000,000 shares of our common stock and 10,000,000 shares of our common stock owned and held by John Lauring were returned to us for cancellation. At that time, the Escrow Agent released all stock certificates and certain other corporate and financial books and records held pursuant to the Escrow Agreement.

As a result of the Acquisition Agreement, BMSG is our wholly owned subsidiary. We abandoned our efforts in the field of digital media production when we acquired 100% of BMSG on July 3, 2006. BMSG is a development stage company in the business of designing, developing, and marketing medical devices, specifically disposable instruments used in stem cell extraction and tissue transfer procedures and operating cryogenic cellular storage facilities, specifically stem cell banking facilities. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by BMSG under the purchase method of accounting, and was treated as a recapitalization with Bio-Matrix Scientific Group, Inc.  as the acquirer. Accordingly, the financial statements have been prepared to give retroactive effect to August 2, 2005 (date of inception), of the reverse acquisition completed on July 3, 2006, and represent the operations of BMSG, which has changed its Fiscal Year End to September 30, from December 31. As BMSG had changed its fiscal year-end  from December 31 to September 30, a transition report was filed with the United States Securities and Exchange Commission for the transition period from December 31, 2005 to September 30, 2006 on Form 10KSB/A.
Through BMSG, we have developed a planned line of medical devices (approximately 192 disposable instruments for use in the plastic surgery field and stem cell research). The instruments are designed to be used to harvest adult stem cells from adipose (fat) tissue.  To the extent that we are able, we seek to market and sell these instruments to plastic surgeons and to offer the patients of these plastic surgeons an opportunity to store stem cells derived from adipose tissue for future medical treatments. We have not conducted or obtained any independent evaluation of the efficacy or  the likely commercial interest  in using these instruments. Our evaluations have been limited to those conducted by our management without the benefit of any independent or third party professional evaluation.

Through BMSG and to the extent that we are able, we plan to  implement good manufacturing practices (cGMP) and good tissue practices (cGTP) in a compliant facility for the processing and cryo-storage (in liquid nitrogen) of adult stem cells under current U.S. Food and Drug Administration requirements.  Subject to market conditions and to the extent that we are able, we anticipate that we may offer processing and cryo-storage services to expectant parents by offering to store their newborn’s cord blood stem cells as well. In undertaking these plans, we currently plan to offer such storage services at our planned facility. The planned facility is located at 8885 Rehco Road, San Diego, California 92121 and has approximately 15,000 square feet. The planned facility was acquired under a five-year lease on December 1, 2005 at a current cost of $19,498 per month (plus certain common area costs). Under the terms of the lease, the lease term may be extended for an additional five-year lease term at then prevailing market lease rates.

All of our current plans and strategy have been developed solely by our officers and Directors and we have not received and do not currently anticipate engaging the services of any independent third party that may allow our plans to be evaluated by professionals experienced in our industry.

Planned Principal Products and Services

In our current plans we seek to offer the following products and services:

(a)	the cryogenic storage of stem cells and

(b)
the development of medical devices used in live tissue transfer and stem cell research. Live tissue transfer is the process of harvesting, treating, and re- injecting tissue without damaging precious living cells, potentially increasing the chance of tissue surviving once transplanted to a donor site.

Planned Stem Cell Bank

We have constructed what we believe to be a state-of-the art, FDA good manufacturing practices (cGMP) and good tissue practices (cGTP) compliant facility for the processing and cryo-storage (in liquid nitrogen) of adult stem cells and are currently in the process of seeking regulatory approval to begin accepting specimens.We anticipate that we will offer a similar service to expectant parents by offering to store their newborn’s cord blood stem cells as well. In undertaking these plans, we intend to offer such storage services at our planned facility. This facility is located at 8885 Rehco Road, San Diego, California 92121 and has approximately 15,000 square feet. The facility was acquired by our operating subsidiary under a five-year lease on December 1, 2005 at a current cost of $19,498 per month (plus certain common area costs). Under the terms of the lease, the lease term may be extended for an additional five-year lease term at the then prevailing market prices. On November 1, 2007, we were granted a Biologics license (“License”) from the Department of Health Services of the State of California. This License permits our current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage. We will be applying  for a Tissue Bank License from the Department of Health Services of the State of California in order that we may accept  adipose and other tissue specimens for short and long term storage. In  December of  2007 we  filed our registration with the Food and Drug Administration pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”

To date, we have completed the following:

January 2006 - Installation and inspection of 2000 liter Perma-Cyl nitrogen tank complete.

February 2006 - Installation and testing of vacuum jacketed liquid nitrogen piping system complete.

February 2006 - California Medical Waste Management Plan is completed and accepted by the state of California.

March 2006 - Installation and validation of computer lock down system and air control monitors at Sorrento Mesa facility thus completing the Cryogenic Storage Laboratories.

June 2006 - Delivery, Installation testing and validation of CBS Isothermal liquid nitrogen vapor storage tank.

November 2006-Construction and installation of new Stem Cell Class 10,000 Processing Laboratory has been completed.

May 2007--- entered into a Contract with Validation Systems Inc. for assistance in securing a required  State of California License from the State of California

September 2007 – Completed Quality Systems Procedures Manual required for State of California licensing and FDA registration.

October 2007 – Completed Quality Systems Policies Protocols Manual required for State of California licensing and FDA registration.

November 1, 2007----Granted a Biologics license (“License”) from the Department of Health Services of the State of California.

Nov. 7th, 2007---  Dr. Joao L. Ascensao, M.D., Ph.D., F.A.C.P. began his  service as our Medical Director

Dec. 20th , 2007-  filed our registration with the Food and Drug Administration pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”

Planned Medical Devices

Through BMSG, we have developed a line of planned medical devices consisting of approximately 192 disposable instruments for use in the plastic surgery field and stem cell research. If we obtain regulatory approvals and subject to then existing market conditions, we currently plan to market and sell these planned instruments to plastic surgeons and to offer the patients of these plastic surgeons an opportunity to store stem cells derived from adipose tissue for future medical treatments.

Through our subsidiary, BMSG, we have filed six provisional patent applications, one utility patent application informally and one international patent application.  In filing these applications, we have not undertaken any evaluation of our patent and intellectual property rights and we do not currently anticipate undertaking any such evaluation in the near future. In the event that the patent claims that we have made are challenged, we may not have the financial resources to defend our patent claims. These patent applications that have been filed are as follows:

A. Cannula.   This provisional patent application was filed based on BMSG’s intellectual property and designs relating to tubular instruments used in stem cell harvesting and tissue transfers.

B. Tissue Transfer Cannula and Connectors.  This provisional patent application was filed based on BMSG’s intellectual property relating to tubular instrument connectors used in conjunction with cannulae designed specifically for stem cell harvesting and tissue transfer procedures. These tissue transfer connectors may allow the transfer of tissue from a 20cc to a 3cc or 6cc or 12cc syringe for harvesting or tissue transfer procedures.

C. Syringe Clip.This provisional patent application was filed based on BMSG’s intellectual property relating to a locking device used with syringes which are connected to smaller size cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monoject 3cc, 6cc, 12cc, and 20cc syringes. By locking the plunger in place it is designed to protect the harvested cells until processing.

D. Syringe Clip.  This provisional patent application was filed based on BMSG’s intellectual property relating to a locking device used with syringes which are connected to larger sized cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monoject 60cc syringe by locking the plunger it protects the harvested cell until processing.

E. Tissue Transfer Cannula and Connectors.  This provisional patent application was filed based on BMSG’s intellectual property relating to the tubular instrumentation system used in stem cell harvesting and tissue transfer procedures. This transfer system is used to transfer human tissue from a 60cc syringe to a 35cc or 20cc syringe for tissue transfer.

F. Cannula Handle and Storage System.  This provisional patent application was filed back on BMSG’s intellectual property relating to a locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures. This cannula handle may reduce hand and arm fatigue. The handle may allow a proper flow of tissue through the cannula using an aspirator or a pull syringe.

G. Tissue Transfer Cannula and Connectors.This utility patent application was filed based on BMSG’s previously filed provisional patent application relating to the aforementioned intellectual property pertaining to tubular instruments locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures.

H. Tissue Transfer Cannula and Connectors.This international utility patent application was filed in conjunction with the utility patent application mentioned in Item G.

We have not obtained and we do not anticipate obtaining any evaluation of the extent of the patent rights claimed by the provisional patent applications set forth above.  In the event that our patent claims (and other intellectual property rights claims) are challenged, we may not be able to successfully defend the claims that we seek in any one or more of these applications.  Further, since we have limited financial resources, in the event that we are not able to assert any one or more of these patent claims, we may face injunctions, claims for damages, and the loss of use of any one or more of the devices together with protracted litigation and costs incurred thereby.  In that event may suffer significant losses and a limitation on the extent to which we can effectively implement our business plan.

Planned Veterinary Division

Since we believe that many of the medical devices we have developed can easily be used in veterinary applications, to the extent that we are able, we plan to pursue opportunities in this field. Although the plans for this field are still evolving, initially we expect to only be involved in the cryogenic storage of animal stem cells. The veterinary specimens would be totally isolated from human specimens throughout the facility and stored in an entirely separate area and cryogenic storage container.

As currently planned and subject to market conditions, we anticipate that the veterinary division may seek to market and sell its planned services through other companies already serving the veterinary market.

Sources and Availability of Raw Materials and Principal Suppliers

We source materials from a variety of vendors as the materials required by us are widely available on competitive terms and conditions.

Dependence on One, or a Few, Major Customers

We have not, as of the date of this document, sold any products or services. We do not anticipate dependence on one or a few major customers upon commencement of sales.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration;

We do not hold, as of this date, any patents, or trademarks although we have filed patent applications, as noted above.  We also do not hold any licenses and we are not a party to any franchise or royalty agreements.  We are not a party to any labor contracts.

Amount Spent During Each of the Last Two Fiscal Years on Research and Development Activities

During the twelve months ended September 30, 2007 and the nine months ended September 30, 2006 we spent $261,077 and $75,453 on Research and Development activities, respectively

DISTRIBUTION METHODS OF OUR PLANNED PRODUCTS AND SERVICES

To the extent that we are able, we intend to market and sell our planned services to medical professionals and other companies that offer potential for commercial synergies. Our Subsidiary has entered into an agreement with Cord Blood America, Inc. (CBAI), whereby CBAI will market to potential clients our subsidiary’s services of adipose stem cell banking using the Subsidiary’s planned stem cell bank facility. Under this agreement, the Subsidiary has agreed to contract with Cord Blood America Inc. to marketing adult stem cell banking to its clients. This contract involves a sharing of fees charged on a 60 / 40 basis, with 60% of the fees going to us and 40% going to Cord Blood America.

Our marketing plan is fairly simple and our target market includes three segments: plastic surgeons, hospitals and medical schools. If we are able to implement our business plan, we intend to reach these three target markets through advertising and promotional efforts at medical related trade shows/conventions, online websites, trade publications and independent medical marketing entities.

We have not yet commenced any marketing efforts to reach these targeted segments and we have not yet prepared a marketing budget. We are aware, however, that our current financial resources may limit our ability to fully promote the products and services that we plan to offer and we anticipate that we will need to develop and refine our marketing plans further before commencing these efforts.

The primary products and services we intend to offer are: (A) our medical devices (consisting of over 192 disposable instruments used in stem cell procedures / tissue transfer procedures) and (B) the services to be provided by our planned stem cell bank.

Cord Blood Banking

We believe there is a significant likelihood that human cord blood banking will consolidate as a result of further trends in increased government regulation.  If we are successful in gaining the required licenses for our planned facility and accept cord blood specimens, we believe may have an opportunity to acquire these specimens on a favorable basis from smaller companies unable to meet the financial burden of increased regulation.

In the event that this occurs and depending on our ability to obtain the necessary financing, we believe that any significant consolidation of cord blood companies may offer potential economies of scale that could provide a profitable revenue stream for our company.  We are currently seeking to identify such companies that are potential candidates for consolidation that may become suitable acquisition candidates.

However, given our limited financial and managerial resources, we cannot assure you that we will be successful in identifying any such suitable candidates or, if we can identify them, that we can successfully negotiate any acquisition on reasonable terms in light of our current circumstances.   Acquisition and consolidation transactions frequently involve the payment of significant investment banking, legal, and accounting fees and related due diligence and other costs.  In that event, we cannot assure you that any such transaction may be undertaken.

Planned Adipose Derived Stem Cell Banking

We have also entered into an agreement with Cord Blood America Inc. (OTCBB: CBAI) to market the collection of adipose (fat) derived stem cells to plastic and cosmetic surgeons. It is anticipated upon roll-out, this relationship may offer us the opportunity to utilize as many as 28 independent out-side sales representatives already in the field. If these efforts are successful, we plan to initiate a new web-site that can take orders, provide information, and respond to questions from potential customers. We have not yet completed work on the design of this planned web site, but we anticipate that the design and development of the web site will require careful planning and careful coordination with Cord Blood America to ensure that our marketing plans can be implemented on a consistent basis.

Collection of adipose (fat) tissue from which stem cells may be harvested, must be done by a physician skilled in using a Stem Cell Collection Kit. While many physicians have experience in handling adipose (fat) tissue as a part of their practice as a plastic surgeon, we anticipate we will need to provide information to physicians and other medical personal that will assist them in developing their understanding and preference for the use of our kit, instruments, and our stem cell storage services.  This will likely be required if we are obtain a sufficient market interest in our planned products and services.

After the stem cells are collected, they are prepared for cryo-preservation and storage. In order to successfully harvest stem cells intended for cryo-preservation and storage, the instruments used must be clean and free of any contaminants. To ensure that the collection process meets these requirements and to prevent difficulties that may arise in cryo-preservation and storage and to the extent that we are able, we intend to provide each surgeon who undertakes to collect the stem cells, with our Stem Cell Collection Kit after the patient has entered into an agreement with us to store their stem cells with us.

Currently Anticipated Steps to Market Planned Products and Services

If we are able to obtain the necessary additional financing and implement our business plan, we currently anticipate that the marketing of our planned products and services will likely require that we complete the following currently anticipated steps.  These are:

First, we currently plan to introduce our Stem Cell Collection Kits to certain key physicians so as to allow them to become familiar with our kit, the instrumentation, and our line of products.

Second, we currently anticipate that we will need to expend significant efforts to develop physician acceptance of our kit and instruments.

Third, we will likely need to hire and train skilled marketing personnel to develop relationships with physicians that will serve to encourage physicians to use and recommend our services to their patients. We have not, as of this date, made any estimate for the amount of funds that will be needed to complete these marketing efforts or the anticipated time frame that will be required to implement these steps.

Stem Cell / Tissue Transfer Instrumentation

If market conditions allow and if we are successful in implementing our business plan (as described above), we currently plan to market our Stem Cell Collection Kit through loyalty programs to physicians and attempt to convert them to use our complete instrumentation product line. We intend, as opportunities and our financial resources allow, to rely upon the 28 out-side CBAI sales representatives already in the field to show our complete product line (consisting of over 192 disposable instruments) to other physicians, hospitals, out patient surgery centers, and plastic surgery centers. This strategy may allow us an opportunity to showcase our instruments for other procedures where there is a heighten concern for the risks of cross-contamination and the need for greater predictability in tissue manipulation. We also believe that our instruments may offer greater ease of use and clean up compared to other existing products. These features may serve to make our instruments more attractive to physicians as it allows them and their staff to be more productive. We also believe that our disposable instruments may allow the medical service provider (such as a physician, hospital, or surgery center) an opportunity to directly charge the patient for instrumentation. This may offer an additional financial incentive to encourage physician usage and loyalty in using our instruments.

In addition to our planned website and direct marketing plans and if our financial resources allow, we plan to attend trade shows and conventions to further introduce and promote our planned products and services. These trade shows and conventions will likely include meetings and conventions sponsored by such groups as the American Society of Plastic Surgeons Conventions, Orthopedic Surgery, and the AAPS Annual Meeting. These efforts will be primarily focused on introducing, establishing, building, and fostering relationships with the targeted segments of physicians, hospitals, surgery centers, plastic surgery centers, and other providers of medical services. These relationships will likely become critically important to us if are to develop a sufficient and sustainable revenue base. To the extent that we are able, we anticipate receiving a favorable inspection which would allow us to receive the license.  However, California Department of Public Health laboratory regulations are subject to continuing change and we cannot assure you that we will be successful in obtaining a favorable inspection report.  And if we receive a favorable inspection report, we cannot assure you that we will continue to obtain favorable inspections in the future which would allow us to maintain the licenses that we seek and a possible revenue base for our company from the sale of our planned products and services.

We anticipate that if we are successful in introducing and developing loyalty for our planned products and services, we will likely need to expend significant financial resources ranging from $1,750,000 to $2,000,000 or more for advertising and marketing expenditures over a period of at least nine months to one year or longer. There are many variables and factors that may impact the time frame and the amount of expenditures that we will need to make to introduce and develop loyalty with our targeted segments. We may need to adjust our plans and devote a larger amount of funds to these efforts over a longer period of time if we are not able to generate a sufficient volume of product acceptance and repeat sales at a consistently high level that will allow us to achieve these objectives.

In the event that we are successful in achieving these objectives, we anticipate that it may take an additional eighteen to twenty four months or longer before we may be able to achieve profitability and positive cash flow, if at all.

As we assess the cost to enter a new business, with all of the uncertainties and risks associated with the offering of new products and services, while also developing, testing, and implementing marketing plans for the offering of products and services that are new, we face many challenges.   These include but are not limited to, an ever-changing competitive environment from other, larger, and well-established competitors that may force us to examine and revise our marketing plans. As a result, our business strategy may change or we may eliminate or reduce certain product or marketing plans as conditions require.

GOVERNMENT REGULATION

The U.S. Food and Drug Administration (FDA) regulations require that all human tissue and cellular products be manufactured according to Good Tissue Practice (cGTP). FDA code of Federal regulations 21 CFR  part1271 was effective May 2005) As currently planned, we  plan to manufacture human cellular based products for future, as yet undefined, medical treatments in accordance with this regulation. Good tissue practices requires that all tissue based and cellular products be manufactured to minimize the transmission of diseases including hepatitis and HIV. All tissue banks (including those banking cellular based products) must register with the FDA and be compliant.On December 22, 2007 we initiated the process of registering with the United States Food and Drug Administration  (“FDA”) pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”.

Stem cell banking is also subject to State Regulations. We have been granted a Biologics License from the Department of Health Services of the State of California. This License permits our current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage. We will be applying  for a  Tissue Bank License from the Department of Health Services of the State of California in order that we may accept  adipose and other tissue specimens for short and long term storage We are required to register with the FDA under the Public Health Service Act to satisfy the regulatory requirements involving the storage of stem cells and other tissue. These regulatory requirements apply to all establishments engaged in the recovery, processing, storage, labeling, packaging, or distribution of any Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps) or the screening or testing of a cell or tissue donor. On December 22, 2007 we initiated the process of registering with the United States Food and Drug Administration  (“FDA”) pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”.

Status of California State licensure

As of the date of this prospectus, we have been granted a Biologics License from the Department of Health Services of the State of California. This License permits our current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage.

We intend to  submit our application for a Tissue Bank License from the Department of Health Services of the State of California in order that we may accept  adipose and other tissue specimens for short and long term storage . The granting of such a license is predicated, in part, on an inspection of our facilities by a representative from the State of California Department of Public Health, Laboratory Field Services. Before accepting specimens it is required that our facility be inspected by the California Department of Public Health, Laboratory Field Services and that a favorable inspection report be issued. In the event that we receive a satisfactory inspection of our facility, we anticipate that we would then receive a Tissue Bank License from the Department of Health Services of the State of California (the “State License”).   We are not able to predict, with any precision, the date and timeframes for the inspection or whether we will be successful in obtaining the State License.

Status of Registration with the FDA

On December 22, 2007 we initiated the process of registering with the United States Food and Drug Administration  (“FDA”) pursuant to 21CFR Parts 207, 807, and 1271 – “Establishment Registration and Listing for Human Cells, Tissues, and Cellular and Tissue-Based Products”.

We are aware that despite these plans and the information that we have developed regarding regulatory and licensing requirements, regulatory and licensing requirements are subject to continuing changes. The U.S. Food and Drug Administration (FDA) regulates companies or other businesses engaged in the manufacture of human tissue or cellular products. Currently, these products must be manufactured in compliance with the FDA 21CFR part 1271. This regulation seeks to minimize the risk of transmission of diseases that can be transmitted due to transplantation or transfusion of human tissue or cellular products such as hepatitis and HIV. These Federal regulations may have an adverse impact on the current stem cell banking industry. There is significant cost associated with compliance to any code of Federal regulations (CFR). Only those companies that have the financial resources to implement and maintain comprehensive quality programs for both Good Manufacturing Processes (cGMPs) and Good Tissue Practice (cGTP) will be able to establish such a business. While we believe that our plans, if implemented successfully, will allow us to satisfy our obligations under these regulations, we cannot assure you that we will continue to satisfy federal and state regulatory requirements or that the cost of satisfying these and future regulatory requirements can be achieved without undue and unacceptable expense to us.

The environmental laws that directly impact us currently concern the following:

1.           Disposition of bio-hazardous waste.

2.           Emission control from an electricity generator to be installed for backup power at the planned facility.

Bio-hazardous waste (human tissue, blood and other body fluids) will be disposed of according to laws of the State of California. State licensed contactors will be used. The cost of bio-hazardous waste disposal is proportional to the weight of bio-hazardous material generated in a facility. It is estimated that in the start-up phase of our planned operations that the cost attributable to disposal of bio-hazardous waste will be approximately $1000 per month. No other waste material, such as chemical or radioactive waste will be generated at our planned facility.

The State of California currently requires that all electrical generators utilizing fossil fuels be in compliance with all State and local clean air requirements. A new generator will need to be installed at our planned facility that will comply with all Federal, State and local regulations. No significant budgetary impact is foreseen on the cost of acquisition of back-up power at our planned facility that we anticipate will be in compliance with all local, State and Federal regulations.

We are aware that environmental laws , particularly those dealing  with the handling of bio-hazardous wastes are subject to ever-changing requirements and there is every likelihood that the demands, costs, and burdens of these laws will increase in the future.  Similarly, we also anticipate that emissions from our planned electrical generator will also be further limited in the future and the costs that we incur in achieving and remaining compliant with applicable laws will also increase.  To the extent that we are able, we intend to remain compliant with applicable laws with respect to the handling of bio-hazardous wastes and emissions.  However, we cannot assure you that we will achieve such compliance or if we do achieve it, that we can remain in compliance.

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COMPETITION

We face intense and ever-changing competition from many other established local, regional and national companies. Many of these companies, such as Cryo-Cell International Inc., California Cryo-Bank, Cord Blood Registry, Inc. and Viacord are well-established competitors who possess significantly greater financial, managerial, and marketing resources.

These competitors have, in many cases, completed or implemented strategies that may provide them with a greater ability and a more diversified business strategy that will allow them to better respond to product and market changes and other variables in this new industry.

Our small size, changing technology, and our limited resources, the intensity of competition will likely continue for the foreseeable future. This may limit our ability to introduce and market our products, limit our ability to price our planned products and services, and, ultimately, our ability to generate and sustain sufficient sales revenues that would allow us to achieve profitability and positive cash flow.

Competitive conditions and the industry structure are likely to further change as comparative technologies, cost factors, and regulatory issues develop. These and other risks and uncertainties are likely to have a continuing direct impact on the Registrant in implementing its business plan.

We source raw materials from a variety of vendors as the materials required by us are widely available on competitive terms and conditions.

We have not, as of the date of this document, sold any of our planned products or services. We do not anticipate dependence on one or a few major customers upon commencement of sales.

DESCRIPTION OF PROPERTY

Our facility is located at 8885 Rehco Road, San Diego, California 92121 and has approximately 14,562 square feet.  Our annual cost under the lease is $241,008 in addition to paying certain common area expenses.  We hold this property under a five year lease which is renewable for an additional five years at then existing market prices.  This facility houses our stem cell processing and storage laboratories as well as our executive offices.

The cryogenic storage laboratories, comprising 1050 sq. ft. have been completed. A central external liquid nitrogen supply system is also now in place at the facility. In addition, the first of eight liquid nitrogen stem cell storage tanks have been installed and is under going testing and validation.

The cryogenic storage laboratories, comprising 1050 sq. ft. have been completed. A central external liquid nitrogen supply system is also now in place at the facility. In addition, the first of eight liquid nitrogen stem cell storage tanks have been installed and is undergoing testing and validation.

Adipose and cellular processing will be performed in Class 100 environments in our 400 sq. ft. Class 10,000 Modular Laboratory which was completed in October 2006. Cord blood processing will be done in Class 100 environments in our Class 100,000 Laboratory. The facility also has an area for viability testing, preparatory, receiving, quarantine/ chemical storage, flow cytometry and microbiology as well as our executive offices.

To date, we have completed the following:

January 2006 - Installation and inspection of 2000 liter Perma-Cyl nitrogen tank complete.

February 2006 - Installation and testing of vacuum jacketed liquid nitrogen piping system complete.

February 2006 - California Medical Waste Management Plan is completed and accepted by the state of California.

March 2006 - Installation and validation of computer lock down system and air control monitors at Sorrento Mesa facility thus completing the Cryogenic Storage Laboratories.

June 2006 - Delivery, Installation testing and validation of CBS Isothermal liquid nitrogen vapor storage tank.

November 2006-Construction and installation of new Stem Cell Class 10,000 Processing Laboratory has been completed

January to April 2007

We purchased the following equipment:
2 ea 8 ft Laminar Flow Hoods
Labgard Laminar Flow Hood 8 ft
Isotemp Laboratory Refrigerator
Jaun Freezer 80
Centrifuge 5417 C
Beckman Allegra GR Centrifuge
Baxter Incubator
Jouan Floor Centrifuge
EIO Microscope
Mettler Toledo PR 5002 Scale
Biohazard Dry Keeper
Bigger Bill Thermolyne
Isotemp 220 Bath
2128 Fraction Collector
10 ea - Lab Chairs

May to August 2007

A K-Series LN2 Storage Tank was installed in our Cryo Contaminate Lab
A Centrifuge was installed in Class 10,000 Clean Room
A Contract signed with Pegasus Building Services for Lab Cleaning Services
September to December 2007
Stainless Steel Lab Tables were installed in Main Cryo Lab
A Cryo 300 LN2 Storage System installed in Main Cryo Lab
A CryoPlus 1 LN2 Storage System installed in Main Lab
2 ea Dry Shippers with shipping cases were  received for Cryo Labs
2 ea Oxygen Deficiency Monitors were Received
A Computer system with software for Cryo lab received

NUMBER OF EMPLOYEES

As of January 8, 2008, we have seven  total employees all of which are full time employees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and executive officers

The following table sets forth certain information regarding the current Directors and Executive Officers of the Company as of 1 14 2008. Each director holds office from election until the next annual meeting of stockholders or until their successors is duly elected and qualified.
Name	Age	Position
David R. Koos	49	Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO
Brian Pockett	53	Vice President and COO, Director

David R. Koos, Ph.D. & DBA (49) - Chairman and CEO, Secretary,  Acting CFO.  Dr. Koos has served as our CEO, President, Secretary, and Acting CFO since June 19, 2006, and as Chairman of our board of Directors since June 14, 2006.Over the past five years, Dr. Koos either is currently, or has previously  been employed as: Chairman, Chief Executive Officer, Secretary & Acting Chief Financial Officer of both BMXP Holdings, Inc. and BMSG (December 6, 2004 to Present) , Managing Director & President of Cell Source Research Inc.(December 5, 2001 to Present) Managing Director & President of Venture Bridge Inc.( November 21, 2001 to Present) Board Member, Chief Financial Officer& Secretary of Cell Bio-Systems Inc., a New York corporation currently operating under the name Franklin Scientific, Inc. (July 17, 2003 to December 1,2003) and as a Registered Representative of Amerivet Securities, Inc. (March 31, 2004 to Present and also from November, 2000 to May, 2002). In addition, Dr. Koos has been involved with investment banking, venture capital, and investor relations for the past 20 years. He has worked with several major Wall Street Investment Banks and was a Vice-President of Investments with Sutro & Co., Everen Securities and Dean Witter. Dr. Koos holds the following securities licenses: NASD Series 7 (General Securities), and Series 24 (Securities Managing Principal).

Dr. Koos' educational background includes two doctoral degrees. His first doctorate is a Doctor of Philosophy degree (Ph.D.) in Economic Sociology (2003). Dr. Koos' PhD studies in Sociology were done at the University of California, Riverside, which he left prior to completing his Ph.D. degree.

Dr. Koos completed his Ph.D. studies at Atlantic International University (a non-accredited institution based in Honolulu, Hawaii) where he was allowed 120 units in transfer credits in support of being admitted on an ABD (All But Dissertation) basis for a joint PhD/DBA program.  Subsequent to the transfer credits, he completed an additional 91 units at Atlantic International University. His dissertation for his Ph.D. in Sociology, “Examining the Efficacy of Telemarketing Fundraisers as a Venture Capital Alternative in the Biotechnology Industry.” focused on applied research in Telemarketing and Venture Capital Fundraising and is available directly through Atlantic International University.  His second doctorate, a Doctor of Business Administration (DBA), specialized in Corporate Finance (2003), focusing on the process of Public Trading, Direct Public Offerings and Synthetic Reverse Mergers. Both of these degrees are the result of studies and research completed through Atlantic International University (a non-accredited institution).The dissertation for Dr. Koos' D.B.A. in Finance was titled “De-Coupling A Reverse Merger to facilitate a Direct Public Offering's Time to Market:  A Case Study Testing the value of a Synthetic Reverse Merger in Achieving Public Trading Status”. Prior to obtaining these two doctoral degrees, Dr. Koos received a Master of Arts degree in the Economic Sociology from the University of California, Riverside, California (1983). David R. Koos, our Chief Executive Officer, has been the subject of the following securities related regulatory actions:

On June 26 - 28 of 2001 the New York Stock Exchange (NYSE) held an administrative hearing panel regarding Mr. David Koos' handling of a client's account while he was at Everen Securities. Mr. Koos has not been employed by Everen over the last five years.  The panel found Mr. Koos had engaged in excessive, unsuitable and discretionary trading in a client's account.  The NYSE found Mr. Koos guilty of the aforementioned and suspended him from association with the NYSE and its affiliates for a period of 9 months.  On appeal, the Enforcement Division requested the suspension be 18 months, which was upheld by the Appeal Board.

The suspension began on May 10, 2002 at the close of business and lasted until November 10, 2003. The NYSE took no further action at the end of the suspension. David Koos' securities licenses (NASD Series 7  and Series 24 ) were re-instated with Amerivet Securities Inc. on March 31, 2004.   Amerivet's business is currently on hold as the CEO is on deployment in Iraq.

On December 7, 1999 First Union Securities (formerly known as Everen Securities) and Thomas Monahan settled with Dr. Jan Yanda for the sum of $55,000.The claim made by Dr. Yanda to the NASD (Case # 98-03797) was that Mr. Monahan and his then partner David Koos mishandled her account in failing to correctly advise her on the liquidation of an annuity contract. Dr. Yanda asserted that she was not aware of any tax consequences in withdrawing funds from her annuity.  Mr. Koos was named as a result of being in a then partnership with Mr. Monahan while they worked together at Everen Securities. In the terms of the settlement, $55,000 was paid to Dr. Yanda by First Union Securities (formerly Everen Securities) At the time the claim was filed, David Koos was no longer working for First Union Securities (formerly known as Everen Securities). The matter was fully settled by First Union Securities (formerly Everen Securities) and there are no outstanding issues in this matter.

Dr. Koos’ Education includes the following:DBA - Finance (December 2003), Atlantic International University, Ph.D. - Sociology (Economic Sociology - September 2003)  Atlantic International University  MA - Sociology (Economic Sociology - June 1983) University of California - Riverside, California
Five Year Employment History:

Position:	Company Name:	Employment Dates:
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to Present June 19, 2006 (President, CEO and Acting CFO) June 19, 2006(Secretary) to Present
Chairman, Chief Executive Officer, Secretary & Acting Chief Financial Officer	Frezer Inc.	May 2, 2005 to February 2007
Chairman, Chief Executive Officer, Secretary & Acting Chief Financial Officer	BMXP Holdings, Inc. BMSG	December 6, 2004 to Present
Managing Director & President	Cell Source Research Inc.	December 5, 2001 to Present
Managing Director & President	Venture Bridge Inc.	November 21, 2001 to Present
Member of the Board of Directors, Chief Financial Officer & Secretary	Cell Bio-Systems Inc. (New York)	July 17, 2003 to December 1, 2003
Registered Representative	Amerivet Securities Inc.*	March 31, 2004 to Present (Previously employed: November, 2000 to May,2002)
* Amerivet Securities Inc. is currently not active as the Chief Executive Officer is on deployment in Iraq through the U.S. Army Reserves.
Brian Pockett (53) - Managing Director and COO  Mr. Pockett has served as our Vice President and COO since June 19, 2006 and as a Director since June 14, 2006. Mr. Pockett has over twenty-nine years of professional experience in operations, marketing, sales, financial and grant development.  Prior to assuming his positions with us, Mr. Pockett founded PD&C, a private consulting firm and has served as a consultant to some of the largest companies in North America including Disney, SONY, Nintendo, Acclaim Entertainment and UFO.   Mr. Pocket has not been affiliated with PD&C during the past five years.  The scope of client projects expanded into the areas of global distributing, product development, commercialization, investment and intellectual properties. Mr. Pockett served as an Executive Vice President of Operations for Metropolis Publications and as Sr. Vice President of Marketing and Sales for Slawson Communications.
Mr. Pockett’s education includes the following: Ordination - Ordained Minister, Crestmont College - Rancho Palos Verdes, CA (Accredited thru Azusa Pacific University) June 11, 1979, Advanced Teachers Training Certificate, Crestmont College - Rancho Palos Verdes, CA. Evangelical Teachers Training Association
June 11, 1979, Associate of Arts – Business, Azusa Pacific University - Azusa, CA, June 1977, Christian Education Administration Certificate, George Fox College - Portland, Oregon, June 1983

Five Year Employment History:
Position:	Company Name:	Employment Dates:
Vice President, COO and Director	Bio-Matrix Scientific Group, Inc.	June 19, 2006 (Vice President and COO) to Present June 14, 2006 (Director) to Present
Managing Director & Chief Operating Officer	Frezer Inc.	May 2, 2005 to February 2007
Managing Director & Chief Operating Officer	BMXP Holdings, Inc. BMSG	December 6, 2004 to Present
Business Development Consultant	Cell Bio-Systems Inc. (New York)	April 1, 2003 to November 30, 2004
Sales & Marketing Consultant	North County Times	July 1, 2002 to March 15, 2003
Independent Magazine Contractor	DaVinci	January 1, 2000 to June 30, 2002
Independent Magazine Contractor	Digital Diner	January 1, 2000 to June 30, 2002
Independent Magazine Contractor	Shock Waves	January 1, 2000 to June 30, 2002

Significant Employees as of January 8, 2008

Geoffrey O'Neill, PhD (57) - Chief Scientific Advisor

Since August 9, 2006, Dr. Geoffrey O'Neil, is an independent contractor and not as an employee, has served as our Chief Scientific Advisor.
Dr. Geoffrey O'Neill received his Ph.D. in Immunology from the University of Glasgow in 1973.
In 1974, he undertook post-doctoral training under the guidance of Dr. Robert A Good (who performed the first bone marrow transplantation in a patient with immunodeficiency) at Memorial Sloan-Kettering Cancer Center in New York. Dr. O'Neill's field of study at Sloan-Kettering was transplantation immunobiology. Dr. O'Neill was a Research Fellow with Dr. Robert A. Good from 1974 - 1976. No formal certification of this training was provided to any of Dr. Good's Fellows.
In 1982, Dr. O'Neill was the recipient of the Jean Julliard Prize for Outstanding Research. This Award was granted by the International Society of Blood Transfusion, presented in Budapest, Hungary. The International Society of Blood Transfusion is a scientific society, founded in 1935 which brings together professionals involved in blood transfusion and transfusion medicine from more than 85 countries.

In April 1975, Dr. O'Neill was awarded the JM Foundation Award from the JM Foundation; a New York based philanthropic organization that makes grants (awards) to various organizations and institutions. The JM Foundation award is given to post doctoral trainees by merit of their research. This award, which was given to Dr, O'Neill while a post doctoral fellow at Memorial Sloan-Kettering Cancer center, resulted in a grant to Memorial Sloan-Kettering Cancer Center.

Dr. O'Neill's academic career covers tenures as Visiting Professor, NIH-RCMI Program, University of Puerto Rico, School of Medicine, San Juan; Associate Professor of Pathology and Assistant Medical Director, Transfusion Medicine, University of Miami, Jackson Memorial Hospital; Visiting Professor, Institute of Immunology, University of Munich, FRG; Associate Professor of Graduate Medical Sciences, Cornell University School of Medicine New York. Dr. O'Neill has authored and co-authored over 90 publications of which 87 primarily focused on the field of bone marrow transplantation and 3, co- authored by Dr. O'Neill, primarily focused on stem cell biology.  Three publications were co-authored with Dr. Good, of which one primarily focused on stem cell biology Dr. O’Neill was employed by Cryo-Cell International as Laboratory and Scientific Director from April 1999 through July 2003.

Dr. O’Neill’s education includes the following: Ph.D. - Immunology (1973), University of Glasgow, Glasgow, Scotland, B.Sc. - Microbiology (1970), University of Glasgow, Glasgow, Scotland
Five Year Employment History:
Position:	Company Name:	Employment Dates:
Chief Scientific Advisor	Bio-Matrix Scientific Group, Inc.	August 9, 2006 to present
President	Frezer Inc., San Diego , CA	May 2, 2005 to present
President	BMXP Holdings, Inc.. San Diego, CA	March, 2005 to present
Consultant in Biotechnology	Self employed, Tarpon Springs FL	July, 2004 to March, 2005
Laboratory and Scientific Director	Cryo-Cell International Inc, Clearwater, FL	April, 1999 to June, 2004

Publications co- authored by Dr. O'Neill primarily focused on stem cell biology
1.Kagan, W. A.; O'Neill, G. J.; Incefy, G. S.; Goldstein, G.; Good, R. A.: Induction  of human granulocyte differentiation in vitro by ubiquitin and thymopoietin. Blood 50:275, 1977
2. O'Neill GJ, Yang SY, DuPont B: Two HLA-linked loci controlling human complement C4. Proc. Natl. Acad Sci. USA 75:5165, 1978
3. Maharaj D, Lewis-Ximenez, Riley R, Gomez O, and O’Neill GJ: Serum G-CSF levels in patients undergoing G-CSF/chemotherapy mobilized peripheral stem cell harvest. Blood 84:1380, 1994

All journals which have published  articles authored or co- authored by Dr.O'Neill.

Immunology

Annals of Immunology

Journal of Reticuloendothelial Society

Journal of Immunology

Blood

Cellular Immunology
Proceedings of the National Academy of Science (USA)

Nature

Transplantation Proceedings

New England Journal of Medicine
 Transplantation

Immunobiology

Tissue Antigens

American Journal of Human Genetics

Clinical Immunology and Immunopathology
Family Relationships

There are no family relationships between Dr. Koos, Mr. Pockett and Dr. O'Neill.
Involvement in certain legal proceedings.

During the past five years, no current officer, director or control person of Bio-matrix Scientific Group, Inc. has:
·Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
·Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
·Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
·Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long-term compensation for the fiscal year ended September 30, 2006:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary($)	Bonus($)	Stock Awards($) (a)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. David Koos Chairman, CEO and President	October 1, 2005 to September 30, 2006	0	0	$292,500	0	0	0	0	$292,500
Mr. Brian Pockett Vice President, COO and Director	October 1, 2005 to September 30, 2006	0	0	$292,500			0	0	$292,500

(a) issued pursuant to TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

The following table sets forth information relating to the annual and long-term compensation for the fiscal year ended September 30, 2007:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary($)	Bonus($) (b)	Stock Awards($) (c)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (d)	Total ($)
Dr. David Koos Chairman, CEO and President	October 1, 2006 to September 30, 2007	$10,000*	$8,000	$197,600				$4,446	$220,046
Mr. Brian Pockett Vice President, COO and Director	October 1, 2006 to September 30, 2007	$49,000	$6,400	$76,550				$12,800	$144,750

Currently, neither of Dr. David Koos or Mr. Brian Pockett is party to an employment agreement with us.
* Does not include $12,000 in Accrued Compensation outstanding as of September 30, 2007.
(b) Bonus was granted in Common Shares issued pursuant to pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.
(c) Stock Awards issued pursuant to TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN and BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN
(d) Premiums paid by us for employee’s health insurance.

Neither of Dr. Koos or Mr. Pockett is party to an executed employment agreement. We are currently compensating Dr. Koos $12,000 per month for his services, exclusive of any bonuses or benefits.  We are currently compensating Mr. Pockett  $7,000  per month for his services, exclusive of any bonuses or benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on January 8, 2008, concerning shares of our common stock beneficially owned by (i)each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.*

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 8885 REHCO RD.SAN DIEGO CA92121	13,206,955	56.45%
Common	Brian Pockett (a) C/o Bio-Matrix Scientific Group, Inc 8885 REHCO RD.SAN DIEGO CA92121	1,766,720	759%
Common	BMXP Holdings Shareholder Business Trust 1010 University Ave #40, San Diego, CA 92103	11,462,570	48.99%
Common	All Officers and Directors As a Group(a)(b)(c)	13,378,915	57.85%
(a) Includes 11,462,570 Common Shares owned by BMXP Holdings Shareholder Business Trust.  Dr. David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. as well as beneficial owner of 24% of the BMSN common shares owned by the Trust.  Mr. Brian Pockett is a beneficial owner of 14% of the BMSN common shares owned by the Trust. (b) Includes shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by Dr. David Koos. (c) Combined holdings of BMXP Shareholder Business Trust, Dr. David Koos’ direct holdings and Mr. Brian Pockett’s direct holdings.

*Totals for Dr. David R. Koos and Mr. Brian Pockett include amounts to be distributed by BMXP Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 14, 2006, we and Bio-Matrix Scientific Group, Inc., a Delaware corporation currently named BMXP Holdings, Inc.(the “Seller”) entered into a Stock Purchase Agreement (the “Acquisition Agreement”).

On June 14, 2006, our officers and directors resigned their positions and elected Dr. David R. Koos and Mr. Brian Pockett as in-coming Directors of the Registrant. Following their election and the reconstruction of the Board of Directors, the Registrant’s Board of Directors elected Dr. David R. Koos as Chief Executive Officer and President and Mr. Brian Pockett as Chief Operating Officer and Vice President on June 19, 2006

Under the terms of the Acquisition Agreement and pursuant to a separate Escrow Agreement between us and the Seller, We delivered to the Escrow Agent the sum of 10,000,000 shares of the Company’s common stock and other corporate and financial records and the Seller delivered to the Escrow Agent 25,000 shares of the common stock of BSMG, a Nevada corporation and wholly owned subsidiary of the Seller. As a part of the transaction and pursuant to the terms of the Acquisition Agreement and Stock Cancellation Agreement between the parties and John Lauring, our former Chairman and Chief Executive Officer, John Lauring returned 10,000,000 shares of the Company held and owned by him for cancellation.

On July 3, 2006, the Acquisition Agreement closed and we acquired the twenty-five thousand (25,000) shares of the Common Stock of BMSG from the Seller in exchange for the payment of the purchase price of: (a)  10,000,000 shares of our common stock and (b)  the return for cancellation of 10,000,000 shares of our stock owned and held by John Lauring. At that time, the Escrow Agent released all stock certificates and certain other corporate and financial books and records held pursuant to the Escrow Agreement.

As a result of the Acquisition Agreement, BMSG became our wholly owned subsidiary and the Seller became the holder of approximately 78.24% of our outstanding common stock as of the closing of the Acquisition.

On July 3, 2006, the Company the Company changed its principal offices from 23 Brigham Road, Worcester, MA 01609 to 8885 Rehco Road, San Diego, California 92121

Dr. David R. Koos, the Chairman, CEO and President of the Company, is, and at the time of the acquisition was, the Chairman and Chief Executive Officer of the Seller Inc. as well as beneficial owner of 24% of the share capital of the Seller. Mr. Brian Pockett, Vice President, COO and Director of the Company, is, and at the time of the acquisition was, Chief Operating Officer, Managing Director and a Director of the Seller as well as beneficial owner of 14% of the share capital of the Seller.

On October 11, 2006, the Company entered into an Agreement with BMXP Holdings, Inc (“BMXP”) (“Agreement”) pursuant to which the Company issued to BMXP 1,462,570 common shares of the Company on or prior to October 12, 2006. This issuance will constitute full satisfaction of the amount of $1,191,619 plus any accrued and unpaid interest, owed to BMXP by the Company.

As further consideration to BMXP for entering into this Agreement and abiding by the terms and conditions thereof, at any time within a period of 365 days from the date of the Agreement, BMXP shall have the right, upon written demand to the Company (“Registration Demand”), to cause the Company, within ninety days of the Registration Demand, to prepare and file with the United States Securities and Exchange Commission (“SEC”) a registration statement to register under the Securities Act of 1933, as amended, 11,462,570 common shares of the Company (including the shares issued pursuant to this Agreement) owned by BMXP (“Registerable Securities”), in order that the Registerable Securities may be distributed to BMXP shareholders on a pro rata basis ( based on their ownership of common shares of the Company as of a Record Date to be determined by BMXP), and use its reasonable best efforts to cause that registration statement to be declared effective by the SEC. This right may also be exercised by any entity to which BMXP has transferred ownership of the Registerable Securities in trust for the BMXP Record Shareholders.

On December 5, 2006, we entered into an Agreement with Bio-Technology Partners Business Trust whereby we became obligated to issue to Bio-Technology Partners Business Trust 1,391,935 common shares of the Company on or prior to December 6, 2006. This issuance constituted full satisfaction of the amount of $246,744 plus accrued interest owed by us to Bio-Technology Partners Business Trust due to loans made to us by Bio-Technology Partners Business Trust between August 24, 2006 and November 10, 2006. This resulted in Bio-Technology Partners Business Trust having become a holder of approximately 8% of our issued and outstanding shares at that point in time.

We also agreed to include these shares issued to Bio-Technology Partners Business Trust in a subsequent registration statement of securities filed by us pursuant to the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission on Form SB-1 or SB-2. Bio-Technology Partners Business Trust has agreed to waive those registration rights.

On April 4, 2007, 985,168 shares of the Company’s common stock were issued to Bombardier Pacific Ventures in full satisfaction of $246,292 owed by the Company to Bombardier Pacific Ventures.  Dr. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures.    On July 30, 2007, 566,217 of the Shares were issued to Bombardier Pacific Ventures in full satisfaction of $141,554 owed by the Company to Bombardier Pacific Ventures.

TAX CONSEQUENCES OF DISTRIBUTION

The following is a general discussion of the material United States federal income tax consequences of the distribution of 11,212,384 of our common shares by the BMXP Trust to the Beneficiaries. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular Beneficiary in light of the Beneficiary’s individual investment or tax circumstances. In addition, this discussion does not address state, local or non-U.S. tax consequences or   special tax rules that may apply to certain Beneficiaries, including without limitation, taxpayers whose functional currency is not the U.S. dollar. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Internal Revenue Code in effect on the date hereof and which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

This discussion is only a summary of the material United States federal income tax consequences of the distribution of 11,212,384 of our common shares by the BMXP Trust to the Beneficiaries. Beneficiaries are urged to consult their own tax advisors with respect to the particular tax consequences to them of the distribution of our securities by the BMXP Trust, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

Tax Consequences of the Distribution

It is our belief that pursuant to Section 662 (a) 2 of the Internal Revenue Code, the distribution of our common shares by the BMXP Trust to the Beneficiaries will result in an inclusion to the gross income of each Beneficiary of an amount equivalent to the number of common shares received multiplied by the adjusted basis per share in the hands of the  BMXP Trust immediately before the distribution

Basis of the common shares received by the Beneficiary

It is our belief that pursuant to Section 643(e) of Internal Revenue Code, the basis of any common shares received by a Beneficiary in the distribution by the BMXP Trust shall be the adjusted basis of such common shares in the hands of the BMXP Trust immediately prior to the distribution.

DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share As of August 6, 2007, 23,151,396 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Upon liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share ratably in all assets of the company that are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock or preferred stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”). In general, the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. This provision could make it more difficult for an “interested stockholder” to obtain control of us without the approval of the Board of Directors.

Dividend Policy

The holders of our common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds on a pro-rata basis. The company, however, has not declared or paid dividends on its common stock and the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders and the number of shares of common stock, which may be offered for sale pursuant to this prospectus by the particular selling stockholder. The offered shares of common stock may be offered from time to time by each of the Selling Shareholders named below. However, the Selling Shareholders are under no obligation to sell all or any portion of the shares of common stock offered, nor are the Selling Shareholders obligated to sell any shares of common stock immediately under this prospectus. Particular Selling Shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the Selling Shareholders may sell all or part of the shares of common stock offered hereby, no estimate can be given as to the number of shares of common stock that will be held by the Selling Shareholders upon termination of any offering made hereby.

Name of Selling Shareholder	Shares of Common Stock owned prior to Offering	Percent of Common Stock Owned Prior to offering	Shares of Common Stock to be Sold*	Shares of Common Stock Owned After Offering
BMXP Holdings, Inc. Shareholders Business Trust(1)(2)	11,212,384		11,212,384	0
Michael Scott Borish Robert Clark Roy Copeland Phillip Davis Ken Fisher Gordon Forbes	500,000 416,667 6,000 4,000 54,333 131,000		500,000 416,667 6,000 4,000 54,333 131,000	0 0 0 0 0 0
The Haag Family Trust	275,000		275,000	0
Ronald Paugh	562,500		562,500	0
Steven Kikuchi	100,000		100,000	0
Stephen Glick	100,000		100,000	0
Mark Srour	100,000		100,000	0
Richard Owen	42,162		42,162	0
Wesley Kikuchi	5,000		5,000	0
Stephen J. Reardon	1,000,000		1,000,000	0
Sleezer Family Trust Jeffrey Zimmerman Worldwide Trust Financial First Advisory LLC Glen Devore John P. Lauring Nutmeg / Mercury Fund John & Lucy Burns Trust	200,000 100,000 800,000 250,000 100,000 100,000 400,000 50,000		200,000 100,000 800,000 250,000 100,000 100,000 400,000 50,000	0 0 0 0 0 0 0 0

Assumes that all of the shares of common stock offered in this Prospectus are sold and no other shares of common stock are sold or issued during the offering period.

11,212,384 of the shares included herein are being distributed to the beneficiaries of the BMXP Holdings, Inc. Shareholders Business Trust a Nevada business trust.

David Koos is the sole trustee of the BMXP Holdings, Inc. Shareholders Business Trust. Dr. David Koos, and  Mr. Brian Pockett own 24%, and 15% of the beneficial interest in the BMXP Holdings Shareholders Business Trust, respectively. Dr. David Koos and  Mr. Brian Pockett will own 20.22%, and 7.98% of our common shares upon distribution based on 23,151,396 common shares outstanding as of July 30, 2007.  Dr. David Koos is our Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO.  Further, Mr. Brian Pockett is our Vice President, COO and Director.  For these reasons, the shares held by Dr. Koos are “control securities” and Dr. Koos and Mr. Pockett will be required to file Form 144 and adhere to the requirements of Rule 144.  In addition, both Dr. Koos and Mr. Pockett will need to comply with Section 16(a) of the Securities Exchange Act of 1934 and file Form 4 upon receipt of the shares and each will need to abide by the prohibitions against short-swing profits found in Section 16(b) of the same statute.

Except as stated above, none of the selling shareholders:

(1) Has had a material relationship with us other than as a shareholder at any time within the past three years
(2) Has ever been one of our officers or directors; or
(3) Are broker-dealers or are affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The shares of common stock held by the Selling Shareholders stock will be offered solely by the Selling Shareholders. No underwriters are participating in this offering.   To our knowledge, the selling stockholders have not made any arrangements with any brokerage firm for the sale of the shares.  The selling stockholders have advised us that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale. However, depending on market conditions and other factors, the selling stockholders may also dispose of the shares through private re-sales.

The selling stockholders, including Dr. Koos and Mr. Pockett, may be considered “underwriters” within the meaning of the Securities Act in connection with the sale of their shares.  Any broker-dealers or agents who act in connection with the sale of the shares may also be deemed to be underwriters. Profits on any resale of the shares by selling stockholders and any discounts, commissions or concessions received by such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  Because selling stockholders may be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of Section 5 of the Securities Act for transactions involving the sale of our common stock.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by selling stockholders and any other person distributing our common stock.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period beginning five business days prior to the commencement of such distribution and ending upon such person's completion of participation in the distribution.  All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Rules 101 and 102 of Regulation M, among other things, generally prohibit certain participants in a distribution from bidding for, purchasing or inducing any person to bid for or purchase any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

The shares offered by selling stockholder are being registered pursuant to our contractual obligations and we have agreed to pay the expenses of the preparation of this prospectus.

Regarding all selling shareholders but the BMXP Trust:

The shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which my be changed.  The distribution of the shares may be effected in one or more of the following methods:

(1) On such public markets or exchanges as the common stock may from time to time be trading;
(2) In privately negotiated transactions;
(3) Through the writing of options on the common stock;
(4) In short sales or long; or
(5) In any combination of these methods of distribution.
(6) The market price of our common stock prevailing at the time of sale;
(7) A price related to such prevailing market price of our common stock; or
(8) Such other price as the selling shareholders determine from time to time.
(9) The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more entities, who are unaffiliated with us. Such entities may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.  The estimated costs of the offering borne by the company for legal and accounting fees are $15,000.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.

Regarding BMXP Trust and the Beneficiaries:

As soon as practicable after this Registration Statement is declared effective by the Securities and Exchange Commission, the BMXP Trust plans to distribute 11,212,384 of its common shares of us to the beneficiaries. The remainder of the shares held by the BMXP Trust are also being registered with the Securities and Exchange Commission and may be sold as described in the section of this prospectus captioned “Regarding all selling shareholders but the BMXP Trust”. The following information is applicable to the Beneficiaries.

Distributing Company	BMXP Holdings, Inc. Shareholders Business Trust
Property to be Distributed	11,212,384 common shares of Bio Matrix Scientific Group, Inc
Record Date	This distribution is to be made to May 28, 2007 shareholders of record of BMXP Holdings, Inc.
Distribution Date	As soon as practicable
Distribution Ratio	1 Common Share of Bio Matrix Scientific Group, Inc for every 3 shares of BMXP Holdings, Inc. common stock held as of the Record Date.
Distribution Agent/Transfer Agent	Signature Stock Transfer, Inc.
Relationship with BMXP Holdings, Inc. Shareholders Business Trust subsequent to the distribution	None

Legal Proceedings

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides for our indemnification, to the fullest extent permitted or authorized by Florida general corporate law, of any officer, director, employee or agent of our company with respect to claims arising or asserted against such person by reason of him or her being or having been an officer, director, employee or agent of our company.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, known as the “Act,” is permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by William Aul, Esq.

EXPERTS

The financial statements for the year ended September 30, 2006 and included in this prospectus and registration statement have been audited by Chang Park, CPA an independent registered public accounting firm, to the extent and for the periods indicated in their report, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements for the quarter ended March 31, 2007 and included in this prospectus and registration statement have been reviewed by Chang Park, CPA an independent registered public accounting firm, to the extent and for the periods indicated in their report, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended September 30, 2005 and included in this prospectus and registration statement have been audited by Armando Ibarra, CPA an independent registered public accounting firm, to the extent and for the periods indicated in their report, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. Ibarra’s report is incorporated by reference.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, direct or indirect, in our company or any of our subsidiaries.  Nor was any such person connected with us, or any of our subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, Inc. Signature Stock Transfer Inc.’s address is 2301 Ohio Drive, Suite 100, Plano, Texas 75093 and telephone number is 972.612.4120.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, relating to the shares of our common stock being offered by this prospectus.  For further information pertaining to our common stock and the shares of common stock being offering by this prospectus, reference is made to such registration statement.  This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC.

In addition, we will be subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we will be required to file reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC’s Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room.  Such material may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov.  We anticipate that our common stock will be quoted on The OTC Bulletin Board Market under the symbol BMSN.

Copies of our filings with the SEC will also be available, free of charge atwww.sec.gov.

  Chang G. Park, CPA, Ph. D.
t371 E STREETtCHULA VISTAtCALIFORNIA 91910-2615t
tTELEPHONE (858)722-5953tFAX (858) 761-0341  tFAX (858) 764-5480
tE-MAILchanggpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Bio-Matrix Scientific Group, Inc.
(Formerly Tasco International, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Bio-Matrix Scientific Group, Inc. and subsidiary (Formerly Tasco International, Inc.) (A Development Stage “Company”) as of September 30, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended September 30, 2007 and for the nine months ended September 30, 2006, and for the period from August 2, 2005  (inception) to September 30, 2007. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bio-Matrix Scientific Group, Inc. and subsidiary as of September 30, 2007 and 2006, and the results of its operation and its cash flows for the year ended September 30, 2007 and for the nine months ended September 30, 2006, and for the period from August 2, 2005  (inception) to September 30, 2007 in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park__

CHANG G. PARK, CPA

December 19, 2007

San Diego, CA. 91910

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Formerly Tasco International, Inc.)
(A Development Stage Company)
Balance Sheet

ASSETS

	As of September 30, 2007	As of September 30, 2006

CURRENT ASSETS
Cash	$44,110	$22,641
Pre-paid Expenses	11,298	20,207

Total Current Assets	55,408	42,848

PROPERTY & EQUIPMENT	365,323	340,557

GOODWILL

Intangible Assets/Technology

Total Other Assets	23,092	29,127

TOTAL ASSETS	$443,823	$412,532

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft	11,534
Accounts payable	$9,015	$91,079
Loans from former parent	-	1,195,196
Notes Payable	41,609	148,952
Accrued Payroll	12,000	-
Accrued Payroll Taxes	30,181	4,983
Accrued Interest	2,858	1,368
Accrued expenses	-	11,477

Total Current Liabilities	$107,197	$1,453,055

LONG TERM LIABILITIES	-	-
TOTAL LIABILITIES	$107,997	$1,453,055

STOCKHOLDERS' EQUITY

Common Stock, ($.0000 par value)
authorized 80,000,000 shares authorized; 13,385,000 and 23,229,396 shares issued and outstanding
as of September 30, 2006 and September 30, 2007, respectively	2,323	1,339
Additional paid-in Capital	5,208,244	1,379,332
Deficit accumulated during the development stage	(4,873,941)	(2,421,194)

Total Stockholders' Equity (Deficit)	$336,626	$(1,040,523)

TOTAL LIABILITIES
& STOCKHOLDERS' EQUITY	$443,823	$412,532

The Following Notes are an integral part of these Financial Statements

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Formerly Tasco International, Inc.)
Consolidated Statements of Operations

			August 2, 2005
			(inception)
	12 Months Ended	9 Months Ended	Through
	Sept 30,	Sept 30,	Sept 30,
	2007	2006	2007

REVENUES
Sales	$-	-	$-

Total Revenues

COSTS AND EXPENSES
Research and Development	261,077	75,453	471,917
General and administrative	1,131,756	1,138,364	2,456,322
Depreciation and amortization	1,333	742	2,215
Consulting and professional fees	1,035,177	801,635	1,882,866
Impairment of intangibles	0	34,688	34,688

Total Costs and Expenses	2,429,343	2,050,882	4,848,008

OPERATING LOSS	(2,429,343)	(2,050,882)	(4,848,008)

OTHER INCOME & (EXPENSES)

Interest Expense	(23,636)	(2,367)	(26,165)
Other Expense	(74)	-	(74)
Interest Income	306	-	306

Total Other Income & (Expenses)	(23,404)	(2,367)	(25,933)

NET INCOME (LOSS)	$(2,452,747)	(2,053,249)	$(4,873,941)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.13)	$(0.19)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	18,397,245	10,960,440

The Following Notes are an integral part of these Financial Statements

BIO-MATRIX SCIENTIFIC GROUP INC. AND SUBSIDIARY
(FORMERLY TASCO INTERNATIONAL, INC.)
Consolidated Statement of Stockholders' Equity
From August 2, 2005 through September 30, 2007

			Additional
	Common		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Shares issued to parent	25,000	35,921	-		35,921
Net Loss August 2, 2005
through September 30, 2005				(1,000)	(1,000)
Balance September 30, 2005	25,000	35,921	-	(1,000)	34,921

Net Loss October 1, 2005
through December 31, 2005				(366,945)	(366,945)
Balance December 31, 2005	25,000	35,921	-	(367,945)	(332,024)

Recapitalization	9,975,000	(34,921)	34,921		-
Stock issued Tasco merger	2,780,000	278	(278)		-
Stock issued for services	305,000	31	759,719		759,750
Stock issued for Compensation	300,000	30	584,970		585,000
Net Loss January 1, 2006
through September 30, 2006				(2,053,249)	(2,053,249)
Balance September 30, 2006	13,385,000	1,339	1,379,332	(2,421,194)	(1,040,523)

Stock issued for services	2,118,623	212	974,580		974,792
Stock issued for Compensation	547,620	55	325,291		325,346
Stock issued for Cash	1,940,666	195	484,972		485,167
Stock issued in exchange for canceling debt	5,237,487	523	2,044,069		2,044,592
Net Loss October 1, 2006
through September 30, 2007				(2,452,747)	(2,452,747)
Balance September 30, 2007	23,229,396	2,323	5,208,244	(4,873,941)	336,626
 The Following Notes are an integral part of these Financial Statements

BIO-MATRIX SCIENTIFIC GROUP, INC. AND SUBSIDIARY
(FORMERLY TASCO INTERNATIONAL, INC.)
( A Development stage Company)
Consolidated Statements of Cash Flows

			August 2, 2005
			(inception)
	12 Months Ended	9 Months Ended	through
	Sept 30,	Sept 30,	Sept 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(2,452,747)	$(2,053,249)	$(4,873,941)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	1,333	742	2,215
Stock issued for compensation	325,344	585,000	910,344
Stock issued for services	974,792	759,750	1,734,542
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	8,909	(15,074)	(11,298)
Increase (Decrease) in accounts payable	(82,064)	67,878	9,015
Increase (Decrease) in accrued expenses	57,155	15,799	74,983

Net Cash Provided by (Used in) Operating Activities	(1,167,278)	(639,154)	(2,154,140)

CASH FLOWS FROM INVESTING ACTIVITIES

( Increase) Decrease in deposits	6,035	-	(23,092)
Purchases of fixed assets	(26,100)	(237,874)	(367,539)

Net Cash Provided by (Used in) Investing Activities	(20,065)	(237,874)	(390,631)

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (Decrease) in bank overdraft	11,534	-	11,534
Common stock issued for cash	194	-	1,472
Additional paid in capital	484,972		519,615
Principal borrowings on notes	712,112	148,952	861,064
Net borrowings from related parties	-	750,450	1,195,196

Net Cash Provided by (Used in) Financing Activities	1,208,812	899,402	2,588,881

Net Increase (Decrease) in Cash	21,469	22,374	44,110

Cash at Beginning of Period	22,641	267	-

Cash at End of Period	$44,110	22,641	44,110

Significant non-cash activities:
Stock issued to cancel debt	$2,044,592	$-	$2,044,592
Total	2,044,592	-	2,044,592

Supplemental Cash Flow Disclosures:

Cash paid during period for interest	$111	-	$-

Cash paid during period for taxes	$800	800	$-

The Following Notes are an integral part of these Financial Statements

BIO-MATRIX SCIENTIFIC GROUP, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of September 30, 2007

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Bio-Matrix Scientific Group, Inc. (“Company”) was organized October 6, 1998, under the laws of the State of Delaware as Tasco International, Inc.

The Company is in the development stage. From October 6, 1998 to June 3, 2006 its activities have been limited to capital formation, organization, and development of its business plan to provide production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.

On July 3, 2006 the Company abandoned its efforts in the field of digital media production when it acquired 100% of the share capital of Bio-Matrix Scientific Group, Inc., a Nevada corporation, for consideration consisting of 10,000,000 shares of the common stock of the Company and the cancellation of 10,000,000 shares of the Company owned and held by John Lauring.

As a result of this transaction, the former stockholder of Bio-Matrix Scientific Group, Inc held approximately 80% of the voting capital stock of the Company immediately after the transaction.  For financial accounting purposes, this acquisition was a reverse acquisition of the Company by Bio-Matrix Scientific Group, Inc under the purchase method of accounting, and was treated as a recapitalization with Bio-Matrix Scientific Group, Inc. as the acquirer. Accordingly, the financial statements have been prepared to give retroactive effect to August 2, 2005 (date of inception), of the reverse acquisition completed on July 3, 2006, and represent the operations of Bio-Matrix Scientific Group, Inc.

Bio-Matrix Scientific Group, Inc. (“BMSG”) is a development stage company in the business of designing, developing, and marketing medical devices, specifically disposable instruments used in stem cell extraction and tissue transfer procedures and operating cryogenic cellular storage facilities, specifically stem cell banking facilities. BMSG is the Company's only subsidiary and operating entity at this time.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30, year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. DEVELOPMENT STAGE

The Company is a development stage company that devotes substantially all of its efforts in the development of its plan to operate in the field of the development, manufacture and marketing of medical devices and the operation of cellular storage facilities, specifically stem cell banking facilities.

D. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

E. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

The Company has depreciated property and equipment by the straight-line method over the useful life.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

G. BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective October 6, 1998 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 3. Property and equipment

Property and equipment as of September 30, 2007 and 2006 consists of the following:

Acquisition cost:	Estimate useful life (year)	2007		2006
Production Equipment	3 to 5	US$	93,315	93,315
Production Clean room	10		78,261	56,917
Leasehold improvement	10		188,980	185,482
Office equipment	3 to 5		4,311	3,057
Computer	3		2,668	2,668

Subtotal			367,535	341,439
Less accumulated depreciation			(2,212)	(882)
Total		US$	365,323	340,557

Depreciation expenses were $1,333 for the years ended September 30, 2007 and $742 for the nine months ended September 30, 2006, respectively.

NOTE 4. WARRANTS AND OPTIONS

On July 17, 2006 the Company signed a public relations agreement with OTCFN which called for the issuance of an option agreement for 200,000 options exercisable at $4.50 per share. These options expired unexercised six months from the date of execution of the agreement

NOTE 5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $4,884,887 during the period from August 2, 2005 (inception) through September 30, 2007. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 6. INCOME TAXES

As of September 30 , 2007

Deferred tax assets:
Net operating tax carry forwards	$1,657,140
Other	-0-
Gross deferred tax assets	1,657,140
Valuation allowance	(1,657,140)

Net deferred tax assets	$-0-

As of September 30 , 2006

Deferred tax assets:
Net operating tax carry forwards	$853,117
Other	-0-
Gross deferred tax assets	853,117
Valuation allowance	(853,117)

Net deferred tax assets	$-0-

As of September 30, 2007 the Company has a  Deferred Tax Asset of  $1,657,140 (as of September 30, 2006: $853,117) completely attributable to net operating loss carry forwards  of approximately $4,873,941 ( which expire 20 years from the date the loss was incurred) .consisting  of

(a) $38,616, of Net Operating Loss Carry forwards acquired in the reverse acquisition and

(b) 4, 835,325 attributable to BMSG.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain. In addition, the reverse acquisition of BMSG has resulted in a change of control. Internal Revenue Code Sec 382 limits the amount of income that may be offset by net operating loss (NOL) carryovers after an ownership change. As a result, the Company has the Company recorded a valuation allowance reducing all deferred tax assets to 0.

NOTE 7. RELATED PARTY TRANSACTION

On July 3, 2006, the Company acquired 100% of the share capital of BMSG from BMXP Holdings, Inc., formerly named Bio-matrix Scientific Group, Inc. in a reverse acquisition (See Note 11).

David R. Koos, the Chairman, CEO and President of the Company, is, and at the time of the acquisition was, the Chairman and Chief Executive Officer of BMXP Holdings Inc. as well as beneficial owner of 24% of the share capital of BMXP Holdings, Inc. Brian Pockett, Vice President, COO and Director of the Company, is , and at the time of the acquisition was, Chief Operating Officer, Managing Director and a Director of BMXP Holdings Inc. as well as beneficial owner of 14% of the share capital of BMXP Holdings, Inc.

On October 11, 2006, the Company entered into an Agreement with BMXP Holdings, Inc (“BMXP”) (“Agreement”) pursuant to which the Company issued to BMXP 1,462,570 common shares of the Company on or prior to October 12, 2006. This issuance will constitute full satisfaction of the amount of $1,191,619 plus any accrued and unpaid interest, owed to BMXP by the Company.

As further consideration to BMXP for entering into this Agreement and abiding by the terms and conditions thereof, at any time within a period of 365 days from the date of the Agreement, BMXP shall have the right, upon written demand to the Company (“Registration Demand”), to cause the Company, within ninety days of the Registration Demand, to prepare and file with the United States Securities and Exchange Commission (“SEC”) a registration statement to register under the Securities Act of 1933, as amended, 11,462,570 common shares of the Company (including the shares issued pursuant to this Agreement) owned by BMXP (“Registerable Securities”), in order that the Registerable Securities may be distributed to BMXP shareholders on a pro rata basis ( based on their ownership of common shares of the Company as of a Record Date to be determined by BMXP), and use its reasonable best efforts to cause that registration statement to be declared effective by the SEC. This right may also be exercised by any entity to which BMXP has transferred ownership of the Registerable Securities in trust for the BMXP Record Shareholders.

On April 4, 2007, 985,168 shares of the Company’s common stock were issued to Bombardier Pacific Ventures in full satisfaction of $246,292 owed by the Company to Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO is the sole beneficial owner of Bombardier Pacific Ventures.

On July 30, 2007, the Company issued 566,217 common shares to Bombardier Pacific Ventures in satisfaction of the principal amount of $141,554 owed by the Company to Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures.

Between October 12, 2007 and November 9, 2007, the Company borrowed $106,240 from Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures. In consideration for this loan, the Company issued bombardier Pacific Ventures a series of Notes, callable at par plus any accrued and unpaid interest by the company upon five days written notice, bearing simple interest at 15% maturing on the following dates:

Due Date	Principal Amount
October 25, 2008	$3620
October 19, 2008	$10,000
November 9, 2008	$14000
October 25, 2008	$19,500
October 12, 2008	$28,000
November 2, 2008	$31,300

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On October, 6, 2006 the Company issued 8,850 shares of common stock to consultants for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On October 11, 2006 the Company issued 43,000 shares of common stock to consultants for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On October 11, 2006, the Company shall issued 1,462,570 common shares of the Company to BMXP Holdings Inc.  in full satisfaction of the amount of $1,191,619 plus accrued and unpaid interest, owed to BMXP Holdings, Inc. by the Company.

On November 10, 2006 the Company issued 100,000 shares of common stock to management pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On November 10, 2006 the Company issued 25,000 shares of common stock to consultants for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On December 5, 2006 the Company issued 8,334 shares of common stock to a consultant for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On December 5, 2006 the Company issued 1,391,935 shares of common stock to Bio-Technology Partners Business Trust which constituted full satisfaction of the amount of $246,744 plus accrued interest owed by the Company to Bio-Technology Partners Business Trust.

On December 14, 2006 the Company issued 68,700 shares of common stock to management, employees and consultants for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

During the quarter ended March 31, 2007 the Company issued 143,920 shares of common stock to management and employees as compensation pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

During the quarter ended March 31, 2007 the Company issued 359,310 to consultants for services pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On March 9, 2007 the Company issued 500,000 shares of common stock to Bio-Technology Partners Business Trust which constituted full satisfaction of the amount of $125,000 owed by the Company to Bio-Technology Partners Business Trust.

During the quarter ended March 31, 2007 the Company issued 500,000 shares of common stock for cash consideration of $125,000.

On April 4, 2007, the Company issued 240,666 common shares for cash consideration of $60,166.

On April 4, 2007, the Company issued 27,589 Shares to two purchasers as consideration for services rendered valued at $6,758.

On April 4, 2007, the Company issued 5,000 common shares as consideration for services rendered valued at $1,250.

On April 4, 2007, the Company issued 40,000 common shares to management and employees as compensation pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On April 4, 2007, 985, 168 shares of the Company’s common stock were issued to Bombardier Pacific Ventures in full satisfaction of $246,292 owed by the Company to Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures

On April18, 2007, the Company issued 5,000 common shares to an employee as compensation pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On April 18, 2007, the Company issued 5,000 common shares pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered valued at $3,750

On May 22, 2007, the Company issued 15,000 common shares pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered valued at $9,300.

On May 22, 2007 the Company issued 65,000 common shares to management pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

On June 7, 2007, the Company issued 32,040 common shares pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered valued at $20,185.

On June 7, 2007, the Company issued 5,000 common shares to an employee as compensation pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

On June 21, 2007, 331,597 shares of the Company’s common stock were issued to Venture Bridge Advisors in full satisfaction of $82,900 owed by the Company to Venture Bridge Advisors.

On June 28, 2007 the Company issued 321,500 common shares pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered valued at $176,825.

On June 28, 2007 the Company issued 35,000 common shares to management pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

On July 12, 2007, the Company issued 23,000 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

On July 30, 2007, the Company issued 500,000 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered

On July 30,2007,  the Company issued 155,000 common shares to management pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

On July 30, 2007, the Company issued 566,217 common shares to Bombardier Pacific Ventures in satisfaction of  the principal amount  of $141,554  owed by the Company to Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures.

On July 31, 2007, the Company issued 760,000 common shares for cash consideration of $190,000.

On August 6, 2007, the Company issued 620,000 common shares to consultants as consideration for services rendered.

On August 6, 2007, the Company issued 440,000 common shares for cash consideration of $110,000

On September 10, 2007, the Company issued 55,000 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2007:

* Preferred stock, $ 0.0001 par value; 20,000,000 shares authorized: -0- shares issued and outstanding.

    * Common stock, $ 0.0001 par value; 80,000,000 shares authorized: 23,229,396 shares issued and outstanding

NOTE 10. COMMITMENTS AND CONTINGENCIES

On August 3, 2005, BMSG entered into an agreement to lease a 14,562 square foot facility for use as a cellular storage facility at a rate of $18,931 per month. The lease is for a period of five years commencing on December 1, 2005 and expiring on November 30, 2010. The lease contains a renewal option enabling the Company to renew the lease for an additional five years. There are no contingent payments which the Company is required to make.

Lease Commitments

Ending September 30	Amounts
2008	$ 241,611
2009	248,864
2010	234,377
2011	42,614
Total	$ 767,466

Since the signing of this lease, BMSG has been improving this facility and has made substantial progress toward creating a cGMP (Good Manufacturing Practices) and cGTP (Good Tissue Practices) compliant facility specifically designed for the cryogenic storage of stem cells, medical device engineering, stem cell research and stem cell specimen processing laboratories.
The Company expects to have the facility licensed by the State of California and registered with the FDA. Concurrently, the Company has been developing the policies and procedures needed for processing stem cells for cryogenic storage.

NOTE 11. ACQUISITION OF BIO-MATRIX SCIENTIFIC GROUP (NEVADA).

On June 14, 2006, the Company and Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Seller”) entered into a Stock Purchase Agreement (the “Acquisition Agreement”).

Under the terms of the Acquisition Agreement and pursuant to a separate Escrow Agreement between the Company and the Seller, The Company delivered to the Escrow Agent the sum of 10,000,000 shares of the Company's common stock and other corporate and financial records and the Seller delivered to the Escrow Agent 25,000 shares of the common stock of BSMG., a Nevada corporation (the “Subsidiary”). As a part of the transaction and pursuant to the terms of the Acquisition Agreement and Stock Cancellation Agreement between the parties and John Lauring, the Company's former Chairman and Chief Executive Officer, John Lauring returned 10,000,000 shares of the Company held and owned by him for cancellation.

On June 14, 2006, the Company's officers and directors resigned their positions and elected Dr. David R. Koos and Mr. Brian Pockett as in-coming Directors of the Registrant. Following their election and the reconstruction of the Board of Directors, the Registrant's Board of Directors elected Dr. David R. Koos as Chief Executive Officer and President and Mr. Brian Pockett as Chief Operating Officer and Vice President on June 19, 2006.

On July 3, 2006, the Acquisition Agreement closed and Company acquired the twenty-five thousand (25,000) shares of the Common Stock of the Subsidiary from the Seller in exchange for the payment of the purchase price of 10,000,000 shares of the common stock of the Company and the 10,000,000 shares of the Company owned and held by John Lauring were returned to the Company for cancellation. At that time, the Escrow Agent released all stock certificates and certain other corporate and financial books and records held pursuant to the Escrow Agreement.

As a result of the Acquisition Agreement, the Subsidiary became a wholly owned subsidiary of the Company and the Seller became the holder of approximately 78.24% of the outstanding common stock of the Registrant. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by Bio-Matrix Scientific Group, Inc under the purchase method of accounting, and was treated as a recapitalization with Bio-Matrix Scientific Group, Inc. as the acquirer.

NOTE 12. TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

On July 25, 2006 the Company adopted the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATIONPLAN (“the Plan”) which provides for the issuance of up to 1,500,000 authorized but unissued shares of Common Stock to eligible employees and consultants for services rendered (“Award Shares” or “Awards”). These Award Shares were registered with the Securities and Exchange Commission (“Commission”) on Form S-8 filed with the Commission on August 8, 2006. This Plan shall terminate on July 15, 2016.

Award Shares may be issued to Eligible Persons (The term "Eligible Person" means any natural person who, at a particular time, is an employee, officer, director, consultant, or advisor of the Company or any Parent or Subsidiary of the Company; provided that, in the case of consultants or advisors such services are not in connection with the offer and sale of securities in a capital-raising transaction and /or such services are not intended to directly or indirectly promote or maintain a market for the Company 's securities) in any of the following instances:

(i) as a bonus for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant; or

(ii) as compensation for the previous performance or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the prior performance of his services or the assumption of the obligation of future performance of services ).

The Plan is currently administered by the Plan Committee, which currently consists of the entire Board of Directors of the Company, and which has sole and absolute discretion to interpret and determine the effect of all matters and questions relating to this Plan.

The Plan Committee has the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Articles of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

(i) Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards from among the Eligible Persons;

(ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

(iii) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

(iv) Delegate all or a portion of its authority to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

As of September  30, 2007 , 1,454,772  shares have been issued pursuant to the Plan

	Number of
	Shares
As of September 30, 2007:

Granted	1,454,772	*
Remaining shares available for issuance under the Plan as of September 30, 2007	45,228

*Does not include 300,000 shares which were issued erroneously and subsequently cancelled

NOTE 13. BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

On  June 3 , 2007 the Company adopted the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE  AND CONSULTANTS STOCK COMPENSATION PLAN (“the  Bio Plan”) which provides for the issuance of up to 1,500,000 authorized but unissued shares of Common Stock to eligible employees and consultants for services rendered (“Award Shares” or “Awards”). These Award Shares were registered with the Securities and Exchange Commission (“Commission”) on Form S-8 filed with the Commission on June 5, 2007. This Bio Plan shall terminate on June 3, 2017.

Award Shares may be issued to Eligible Persons (The term "Eligible Person" means any natural person who, at a particular time, is an employee, officer, director, consultant, or advisor of the Company or any Parent or Subsidiary of the Company; provided that, in the case of consultants or advisors such services are not in connection with the offer and sale of securities in a capital-raising transaction and /or such services are not intended to directly or indirectly promote or maintain a market for the Company ’s securities) in any of the following instances:

(i) as a bonus for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant; or

(ii) as compensation for the previous performance or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the prior performance of his services or the assumption of the obligation of future performance of services ).

The Bio Plan is currently administered by a Plan Committee, which currently consists of the entire Board of Directors of the Company, and which has sole and absolute discretion to interpret and determine the effect of all matters and questions relating to this Bio Plan.

The Plan Committee has the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Articles of Incorporation of the Company and this Bio Plan, and the specific limitations on such discretion set forth herein, to:

(i) Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards from among the Eligible Persons;

(ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

(iii) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

(iv) Delegate all or a portion of its authority to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

As of September 30, 2007, 1.198.540 shares have been issued pursuant to the Plan

Number of
Shares
As of September 30, 2007:

Granted	1.198.540

Remaining shares available for issuance under the Plan as of September 30, 2007	301,460

NOTE 14. SUBSEQUENT EVENTS

On October 2, 2007, the Company issued 21,429 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered

On October 4, 2007, the Company issued 28,752 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered

On October 29, 2007, the Company issued 20,000 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

On November 1, 2007, the Company was granted a Biologics license (“License”) from the Department of Health Services of the State of California. This License permits the Company’s current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage and on November 13, 2007, the Company entered into an agreement with Dr. Joao L. Ascensao, M.D., Ph.D., F.A.C.P. whereby Dr. Ascensao, as an independent contractor and not as an employee, has agreed to act as  the Company’s  Medical Director.

On November 7, 2007, the Company issued 28,750 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

Between October 12, 2007 and November 9, 2007, the Company borrowed $106,240 from Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures. In consideration for this loan, the Company issued bombardier Pacific Ventures a series of Notes, callable at par plus any accrued and unpaid interest  by the company upon five days written notice, bearing simple interest at 15% maturing on the following dates:

Due Date	Principal Amount
October 25, 2008	$3620
October 19, 2008	$10,000
November 9, 2008	$14000
October 25, 2008	$19,500
October 12, 2008	$28,000
November 2, 2008	$31,300

On November 14, 2007 the Company sold a   $50,000 face value convertible debenture (“Convertible Debenture”) for an aggregate purchase price of $50,000 to one purchaser.

Interest on the Convertible Debenture shall accrue at a rate of 12% per annum based on a 365 day year. The Company shall pay simple interest to the holder on the aggregate unconverted and then outstanding principal amount of this Convertible Debenture at the rate of 12% per annum, payable on the maturity Date, which is November 14, 2009.

At any time subsequent to the expiration of a six month period since either of:

(i)           that Registration Statement, as amended,  filed with the SEC on Form SB-2 relating to the sale of an aggregate of 17,195,263 shares of the common stock of the Company  by certain selling shareholders (the “Selling Shareholders Registration Statement”) has been declared effective by the SEC or
(ii)           the Selling Shareholder Registration Statement has been withdrawn by the Company,

the holder may convert the Convertible Debenture, in whole but not in part, into the Company’s common shares at the conversion rate  of $0.15 per Share.

Subsequent to any conversion , the holder  shall have the right, upon written demand to Company (“Registration Demand”), to cause Company, within ninety days of the Registration Demand, to prepare and file with the United States securities and Exchange Commission (“SEC”) a Registration Statement in order that the Conversion Shares may be registered under the Securities Act of 1933, as amended, and use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC. There is no penalty to the Company in the event the registration Statement is not declared effective by the SEC.

On November 26, 2007, the Company issued 48,510 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

On December 6, 2007, the Company issued 25,000 common shares to consultants pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

On December 17, 2007, the Company issued 19,166 common shares to a consultant pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN as consideration for services rendered.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
Common Stock
__________________________________

TABLE OF CONTENTS

SUMMARY INFORMATION	_________________ PROSPECTUS _________________ Dated: _____, 2008
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
DESCRIPTION OF BUSINESS
DESCRIPTION OF PROPERTY
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL PROCEEDINGS
EXPERTS
INTEREST OF NAMED EXPERTS AND COUNSEL
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS F-1

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law provides for indemnification relating to the liability of directors.  These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of their services and fiduciary duties to the Company, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty;
•	acts or omissions which involve a lack of good faith, intentional misconduct or a knowing violation of the law;
•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or
•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty.  These provisions will not alter a director’s liability under federal securities laws.

As permitted by the Delaware General Corporation Law, our Articles of Incorporation require us to indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware law.  We may limit the extent of such indemnification by individual contracts with our directors and executive officers.  Further, we may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$219.08
Printing and engraving expenses	$30,000.00
Legal fees and expenses	$26,000.00
Accounting fees and expenses	$3,000.00
Miscellaneous	$32,800.00
Total	$92,019.08

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On June 13, 2006, the Company issued 10,000,000 shares of common stock into Escrow in connection with the acquisition of BSMG. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The consideration for these shares was 100% of the outstanding share capital of BMSG.
The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock.

On October 12, 2006, we issued 1,462,570 common shares of the Company to BMXP Holdings, Inc. in full satisfaction of the amount of $1,191,619 plus accrued and unpaid interest, owed to BMXP Holdings, Inc. by us. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock.
As further consideration to BMXP Holdings, Inc. Holdings Inc. for entering into this agreement with us whereby 1,462,570 common shares were to be issued in full satisfaction of debts owed (“Agreement”) and abiding by the terms and conditions thereof, at any time within a period of 365 days from the date of the Agreement, BMXP Holdings, Inc. shall have the right, upon written demand to the Company (“Registration Demand”), to cause us ,within ninety days of the Registration Demand, to prepare and file with the United States Securities and Exchange Commission a registration statement to register under the Securities Act of 1933, as amended, 11,462,570 common shares of the Company (including the shares issued pursuant to this Agreement)owned by BMXP Holdings, Inc. (“Registerable Securities”), in order that the Registerable Securities may be distributed to BMXP Holdings, Inc. shareholders on a pro rata basis ( based on their ownership of common shares of the Company as of a Record Date to be determined by BMXP Holdings, Inc.),and use its reasonable best efforts to cause that registration statement to be declared effective by the SEC. This right may also be exercised by any entity to which BMXP Holdings, Inc. has transferred ownership of the Registerable Securities in trust for the BMXP Holdings, Inc. Record Shareholders. As of June 28, 2007 the shares owned by BMXP Holdings were transferred by BMXP Holdings, Inc. to the BMXP Holdings Shareholder Business Trust for the benefit of BMXP Holdings Inc. shareholders of record May 23, 2007. On August 7, 2007 a Registration Statement on Form SB-2 was filed by us with the United States Securities and Exchange Commission (“SB-2) to register 17,195,263 common shares held by selling shareholders, including the registration of 11,212,384 common shares held by BMXP Holdings Shareholder Business Trust in order that those share’s may be distributed to the beneficiaries of that trust. As of the date of this document, the SB-2 has not been declared effective by the United States Securities and Exchange Commission.

On December 5, 2006 we issued 1,391,935 shares of common stock to Bio-Technology Partners Business Trust which constituted full satisfaction of the amount of $246,744 plus accrued interest owed by the Company to Bio-Technology Partners Business Trust. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock.
On March 9, 2007 we issued 500,000 shares of common stock to Bio-Technology Partners Business Trust which constituted full satisfaction of the amount of $125,000 owed by the Company to Bio-Technology Partners Business Trust. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock

During the period beginning January 1, 2007 and ending April 4, 2007, we sold 1,752,867 restricted shares (the "Shares") of common stock, at a purchase price of $0.25 per share.

740,666 of the Shares were sold for cash consideration of $185,166 to five purchasers.  The net proceeds of the sale of shares sold for cash consideration will be utilized for general working capital purposes.

27,033 of the Shares were issued to two purchasers as consideration for services rendered valued at $6,758.

985,168 of the Shares were issued to Bombardier Pacific Ventures in full satisfaction of $246,292 owed by the Company to Bombardier Pacific Ventures on April 4, 2007. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures.

No underwriters were retained to serve as placement agents for the sale. The Shares were sold directly through the management of the Company. No commission or other consideration was paid in connection with the sale of the Shares. There was no advertisement or general solicitation made in connection with this offer and sale of shares.

The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.  Each of the purchasers warranted and represented that they were “Accredited Investors” as that term is used in Rule 144(a)(1) of the Securities Act of 1933 and each gave further representations that they were experienced and sophisticated in making financial, business, and investment decisions and thereby able to “fend for themselves.”  Further, each received an opportunity to ask questions of the Company’s management regarding the Company, its affairs, condition, and prospects and to receive answers to all such questions.  Finally, each received a copy of the Company’s business plan, the risks and merits of investing in the Company, together with copies of the Company’s financial statements so as to allow each of them to make an informed investment decision.

On June 21, 2007, 331,597 shares of our common stock were issued to Venture Bridge Advisors in full satisfaction of $82,900 owed by the Company to Venture Bridge Advisors. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock

On July 30, 2007, we issued 566,217 common shares to Bombardier Pacific Ventures in satisfaction of the principal amount of $141,554 owed by us to Bombardier Pacific Ventures. David R. Koos, the Company’s Chairman of the Board of Directors, President, CEO, Secretary, and Acting CFO, is the sole beneficial owner of Bombardier Pacific Ventures. The offer and sale of the shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock

On July 31, 2007, we issued 760,000 common shares for cash consideration of $190,000. The net proceeds of that sale, which were $190,000, will be utilized for general working capital purposes. No underwriters were retained to serve as placement agents for the sale. These shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of these shares. There was no advertisement or general solicitation made in connection with this offer and sale of shares. The offer and sale of these shares was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of these shares, including the representations and warranties made by the purchasers and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for these shares.

On August 6, 2007, we issued 620,000 common shares to consultants as consideration for services rendered. The offer and sale of the shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.

The shares were offered directly through the management. No underwriters were retained to serve as placement agents. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

A legend was placed on the certificate that evidences the shares of Common Stock stating that the shares of Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of Common Stock
On August 6, 2007, we issued 440,000 common shares for cash consideration of $110,000. The net proceeds of that sale, which were $110,000, will be utilized for general working capital purposes. No underwriters were retained to serve as placement agents for the sale. These shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of these shares. There was no advertisement or general solicitation made in connection with this offer and sale of shares. The offer and sale of these shares was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of these shares, including the representations and warranties made by the purchasers and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for these shares.

On November 14, 2007, we  sold $50,000 face value convertible debenture (“Convertible Debenture”) for an aggregate purchase price of $50,000 to one purchaser, who is accredited investor as “accredited investor” is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended and who also has for two years had a substantive, pre-existing relationship with the Company.

Interest on the Convertible Debenture shall accrue at a rate of 12% per annum based on a 365 day year. We shall pay simple interest to the holder on the aggregate unconverted and then outstanding principal amount of this Convertible Debenture at the rate of 12% per annum, payable on the maturity Date, which is November 14, 2009.

At any time subsequent to the expiration of a six month period since either of:

(i)           that Registration Statement, as amended,  filed with the SEC on Form SB-2 relating to the sale of an aggregate of 17,195,263 shares of  our common stock by certain selling shareholders (the “Selling Shareholders Registration Statement”) has been declared effective by the SEC or

(ii)           the Selling Shareholder Registration Statement has been withdrawn by us.

The holder may convert the Convertible Debenture, in whole but not in part, into our  common shares at the conversion rate of $0.15 per Share (“Conversion Shares”).

Subsequent to any conversion , the holder  shall have the right, upon written demand to us (“Registration Demand”), to cause us, within ninety days of the Registration Demand, to prepare and file with the United States securities and Exchange Commission (“SEC”) a Registration Statement in order that the Conversion Shares may be registered under the Securities Act of 1933, as amended, and use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC. There is no penalty to us in the event the registration Statement is not declared effective by the SEC.

The net proceeds, which are $50,000, will be utilized general working capital purposes. No underwriters were retained to serve as placement agents for the sale. This Convertible Debenture was sold directly through our management. No commission or other consideration was paid in connection with the sale of the Convertible Debenture. There was no advertisement or general solicitation made in connection with this offer and sale of the Convertible Debenture. The offer and sale of the Convertible Debenture was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of the Convertible Debenture, including the representations and warranties made by the purchaser and the fact that a restrictive legend was placed on the Convertible Debenture and restrictive legends will be placed on, and stop transfer orders placed against, the certificates for any shares into which the Convertible debenture may convert.

On November 30, 2007, we  sold $75,000 face value convertible debenture (“Convertible Debenture”) for an aggregate purchase price of $50,000 to one purchaser, who is accredited investor as “accredited investor” is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended and who also has for two years had a substantive, pre-existing relationship with the Company.

Interest on the Convertible Debenture shall accrue at a rate of 12% per annum based on a 365 day year. We shall pay simple interest to the holder on the aggregate unconverted and then outstanding principal amount of this Convertible Debenture at the rate of 12% per annum, payable on the maturity Date, which is November 14, 2009.

At any time subsequent to the expiration of a six month period since either of:

(i)           that Registration Statement, as amended,  filed with the SEC on Form SB-2 relating to the sale of an aggregate of 17,195,263 shares of  our common stock by certain selling shareholders (the “Selling Shareholders Registration Statement”) has been declared effective by the SEC or

(ii)           the Selling Shareholder Registration Statement has been withdrawn by us.

The holder may convert the Convertible Debenture, in whole but not in part, into our common shares at the conversion rate of $0.15 per Share (“Conversion Shares”).

Subsequent to any conversion , the holder  shall have the right, upon written demand to us (“Registration Demand”), to cause us, within ninety days of the Registration Demand, to prepare and file with the United States securities and Exchange Commission (“SEC”) a Registration Statement in order that the Conversion Shares may be registered under the Securities Act of 1933, as amended, and use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC. There is no penalty to us in the event the registration Statement is not declared effective by the SEC.

The net proceeds, which are $75,000, will be utilized general working capital purposes. No underwriters were retained to serve as placement agents for the sale. This Convertible Debenture was sold directly through our management. No commission or other consideration was paid in connection with the sale of the Convertible Debenture. There was no advertisement or general solicitation made in connection with this offer and sale of the Convertible Debenture. The offer and sale of the Convertible Debenture was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of the Convertible Debenture, including the representations and warranties made by the purchaser and the fact that a restrictive legend was placed on the Convertible Debenture and restrictive legends will be placed on, and stop transfer orders placed against, the certificates for any shares into which the Convertible debenture may convert.

On  January 8, 2008 , we  sold $18,400 face value convertible debenture (“Convertible Debenture”) for an aggregate purchase price of $50,000 to one purchaser, who is accredited investor as “accredited investor” is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended. and who also has for two years had a substantive, pre-existing relationship with the Company.

Interest on the Convertible Debenture shall accrue at a rate of 12% per annum based on a 365 day year. We  shall pay simple interest to the holder on the aggregate unconverted and then outstanding principal amount of this Convertible Debenture at the rate of 12% per annum, payable on the maturity Date, which is November 14, 2009.

At any time subsequent to the expiration of a six month period since either of:

(i)           that Registration Statement, as amended,  filed with the SEC on Form SB-2 relating to the sale of an aggregate of 17,195,263 shares of  our common stock by certain selling shareholders (the “Selling Shareholders Registration Statement”) has been declared effective by the SEC or

(ii)           the Selling Shareholder Registration Statement has been withdrawn by us.

The holder may convert the Convertible Debenture, in whole but not in part, into our  common shares at the conversion rate of $0.15 per Share (“Conversion Shares”).

Subsequent to any conversion , the holder  shall have the right, upon written demand to us (“Registration Demand”), to cause us, within ninety days of the Registration Demand, to prepare and file with the United States securities and Exchange Commission (“SEC”) a Registration Statement in order that the Conversion Shares may be registered under the Securities Act of 1933, as amended, and use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC. There is no penalty to us in the event the registration Statement is not declared effective by the SEC.

The net proceeds, which are $18,400, will be utilized general working capital purposes. No underwriters were retained to serve as placement agents for the sale. This Convertible Debenture was sold directly through our management. No commission or other consideration was paid in connection with the sale of the Convertible Debenture. There was no advertisement or general solicitation made in connection with this offer and sale of the Convertible Debenture. The offer and sale of the Convertible Debenture was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of the Convertible Debenture, including the representations and warranties made by the purchaser and the fact that a restrictive legend was placed on the Convertible Debenture and restrictive legends will be placed on, and stop transfer orders placed against, the certificates for any shares into which the Convertible debenture may convert.

ITEM 27.  EXHIBITS

Exhibit No.	Description of Exhibit

3(i)	Certificate of Incorporation (Incorporated by Reference. Filed as Exhibit 3(i) of our Form 10SB12G filed on January 2, 2001)

3(i)(a)	Amendment to Certificate of Incorporation (Incorporated by Reference from Form DEF 14C filed on August 11, 2006)

3(ii)	By-Laws (as Incorporated by Reference . Filed as Exhibit 3(ii) from Form 10-SB filed on January 2, 2001)

5	Opinion on Legality (William M. Aul)

8	Opinion on Tax Matters (Herman H. Pettegrove, Esq.)**

10.1
Agreement by and between Tasco Holdings International, Inc and Bio Matrix Scientific Group, Inc.(now known as BMXP Holdings, Inc) Incorporated by Reference. Filed as Exhibit 99.1 of the Form 8-K filed by us on June 16, 2006

10.2	Agreement with Bio Technology Business Partners Trust of December 5, 2006 (Incorporated by Reference. Filed as Exhibit 10 of Form 8-K as filed on December 8, 2006)

10.3	Agreement RE: Issuance of 1,462,570 shares to BMXP Holdings, Inc. (Incorporated by Reference, Filed as Exhibit 10 of Form 8-K as filed on October 12, 2006)

10.4	Tasco Agreement with Dr. Geoffrey O’Neill (dated August 9, 2006) (6)( Incorporated by Reference. Filed as Exhibit 10 of Form 8-K filed on August 14, 2006)

10.5	Lease of Real Property*

10.6	Cord Blood Agreement*

14	Code of Ethics(Incorporated by Reference to EXHIBIT Aof Schedule 14C as filed on August 11, 2006

23.1	Consent of Independent Accountants dated December 21, 2007

23.2	Consent of Legal Counsel
23.3	Consent of Herman Pettegrove***

*** Filed Previously  as Exhibit 8.1 our Form SB-2 filed with the Securities and Exchange Commission on August 8, 2007
** Filed previously as Exhibit 5.2 with our Form SB-2 filed with the Securities and Exchange Commission on August 8, 2007
* Filed Previously with our Form SB-2 filed with the Securities and Exchange Commission on August 8, 2007

ITEM 28.  UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned in the City of San Diego on January 9, 2008.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By:	/s/David R. Koos
David R. Koos, President, CEO, Secretary, Acting CFO and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, David Koos and his true and lawful attorney in fact and agent acting alone, with full powers of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to  be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/David R. Koos	President, Treasurer, Chief	January 9, 2008
David Koos	Executive Officer, Secretary and
Director

/s/Brian Pockett	Chief Operations Officer and	January 9, 2008
Brian Pockett	Director